                                                                [Conformed copy]
                                                                     33922-00000

                                                                   Exhibit 99(b)
********************************************************************************


                                  ADVO, INC.

                                      and

                             SUBSIDIARY GUARANTORS

                         -----------------------------



                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of December 9, 1999


                        ------------------------------

                            CHASE SECURITIES, INC.,
                       as Lead Arranger and Book Manager

                        ------------------------------


                             FLEET NATIONAL BANK,
                             as Syndication Agent

                          FIRST UNION NATIONAL BANK,
                            as Documentation Agent

                        ------------------------------


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent



********************************************************************************

                               TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                               Page
                                                                                                               ----
Section 1.  Definitions and Accounting Matters...............................................................     2

        1.01  Certain Defined Terms..........................................................................     2
        1.02  Accounting Terms and Determinations............................................................    20
        1.03  Classes and Types of Loans.....................................................................    21


Section 2.  Commitments, Loans and Prepayments...............................................................    22

        2.01  Loans..........................................................................................    22
        2.02  Borrowings.....................................................................................    25
        2.03  Letters of Credit..............................................................................    25
        2.04  Changes of Commitments.........................................................................    29
        2.05  Commitment Fee.................................................................................    30
        2.06  Lending Offices................................................................................    31
        2.07  Several Obligations; Remedies Independent......................................................    31
        2.08  Records; Promissory Notes......................................................................    31
        2.09  Optional Prepayments and Conversions or Continuations of Loans.................................    32
        2.10  Mandatory Prepayments and Reductions of Commitments............................................    32


Section 3.  Payments of Principal and Interest...............................................................    36

        3.01  Repayment of Loans.............................................................................    36
        3.02  Interest.......................................................................................    37

Section 4.  Payments; Pro Rata Treatment; Computations; Etc..................................................    38

        4.01  Payments.......................................................................................    38
        4.02  Pro Rata Treatment.............................................................................    39
        4.03  Computations...................................................................................    39
        4.04  Minimum Amounts................................................................................    39
        4.05  Certain Notices................................................................................    40

                                      (i)

                                                                                                               Page
                                                                                                               ----
        4.06  Non-Receipt of Funds by the Administrative Agent...............................................    41
        4.07  Sharing of Payments, Etc.......................................................................    42


Section 5.  Yield Protection, Etc............................................................................    43

        5.01  Additional Costs...............................................................................    43
        5.02  Limitation on Types of Loans...................................................................    44
        5.03  Illegality.....................................................................................    45
        5.04  Treatment of Affected Loans....................................................................    45
        5.05  Compensation...................................................................................    46
        5.06  Additional Costs in Respect of Letters of Credit...............................................    47
        5.07  U.S. Taxes.....................................................................................    47


Section 6.  Guarantee........................................................................................    48

        6.01  The Guarantee..................................................................................    48
        6.02  Obligations Unconditional......................................................................    49
        6.03  Reinstatement..................................................................................    50
        6.04  Subrogation....................................................................................    50
        6.05  Remedies.......................................................................................    50
        6.06  Instrument for the Payment of Money............................................................    50
        6.07  Continuing Guarantee...........................................................................    51
        6.08  Rights of Contribution.........................................................................    51
        6.09  General Limitation on Guarantee Obligations....................................................    51


Section 7.  Conditions Precedent.............................................................................    52

        7.01  Initial Extension of Credit....................................................................    52
        7.02  Initial and Subsequent Extensions of Credit....................................................    55


Section 8.  Representations and Warranties...................................................................    56

        8.01  Corporate Existence............................................................................    56
        8.02  Financial Condition............................................................................    56
        8.03  Litigation.....................................................................................    56
        8.04  No Breach......................................................................................    57
        8.05  Action.........................................................................................    57
        8.06  Approvals......................................................................................    57
        8.07  Use of Credit..................................................................................    57
        8.08  ERISA..........................................................................................    57
        8.09  Taxes..........................................................................................    58

                                     (ii)

                                                                                                               Page
                                                                                                               ----
        8.10  Investment Company Act.........................................................................    58
        8.11  Public Utility Holding Company Act.............................................................    58
        8.12  Material Agreements and Liens..................................................................    58
        8.13  Environmental Matters..........................................................................    59
        8.14  Capitalization.................................................................................    59
        8.15  Subsidiaries, Etc..............................................................................    60
        8.16  Title to Assets................................................................................    60
        8.17  True and Complete Disclosure...................................................................    61
        8.18  Real Property..................................................................................    61
        8.19  Year 2000 Issues...............................................................................    61


Section 9.  Covenants of the Company.........................................................................    62

        9.01  Financial Statements Etc.......................................................................    62
        9.02  Litigation.....................................................................................    64
        9.03  Existence, Etc.................................................................................    65
        9.04  Insurance......................................................................................    65
        9.05  Prohibition of Fundamental Changes.............................................................    66
        9.06  Limitation on Liens............................................................................    67
        9.07  Indebtedness...................................................................................    68
        9.08  Investments....................................................................................    69
        9.09  Dividend Payments..............................................................................    70
        9.10  Certain Financial Covenants....................................................................    71
        9.11  Interest Rate Protection Agreements............................................................    71
        9.12  Subordinated Indebtedness......................................................................    72
        9.13  Lines of Business..............................................................................    73
        9.14  Transactions with Affiliates...................................................................    73
        9.15  Use of Proceeds................................................................................    73
        9.16  Certain Obligations Respecting Subsidiaries, Etc...............................................    74
        9.17  Modifications of Certain Documents.............................................................    75
        9.18  Obligations Relating to Collateral Security....................................................    75


Section 10.  Events of Default...............................................................................    75



Section 11.  The Administrative Agent........................................................................    79

        11.01  Appointment, Powers and Immunities............................................................    79
        11.02  Reliance by Administrative Agent..............................................................    80
        11.03  Defaults......................................................................................    80
        11.04  Rights as a Lender............................................................................    80
        11.05  Indemnification...............................................................................    81

                                     (iii)

                                                                                                               Page
                                                                                                               ----
        11.06  Non-Reliance on Administrative Agent and Other Lenders........................................    81
        11.07  Failure to Act................................................................................    82
        11.08  Resignation or Removal of Administrative Agent................................................    82
        11.09  Consents under Other Loan Documents...........................................................    82
        11.10  Collateral Sub-Agents.........................................................................    83

Section 12.  Miscellaneous...................................................................................    83

        12.01  Waiver........................................................................................    83
        12.02  Notices.......................................................................................    83
        12.03  Expenses, Etc.................................................................................    84
        12.04  Amendments, Etc...............................................................................    85
        12.05  Successors and Assigns........................................................................    86
        12.06  Assignments and Participations................................................................    86
        12.07  Survival......................................................................................    89
        12.08  Captions......................................................................................    89
        12.09  Counterparts..................................................................................    89
        12.10  Governing Law; Submission to Jurisdiction.....................................................    89
        12.11  Waiver of Jury Trial..........................................................................    90
        12.12  Treatment of Certain Information; Confidentiality.............................................    90
        12.13  Security Agreement............................................................................    91

                                     (iv)

SCHEDULE I      - Commitments
SCHEDULE II     - Material Agreements and Liens
SCHEDULE III    - Subsidiaries and Investments
SCHEDULE IV     - Real Property
SCHEDULE V      - Certain Litigation
SCHEDULE VI     - Certain Matters Relating to Taxes
SCHEDULE VII    - Certain Environmental Matters

EXHIBIT A       - Form of Assignment and Acceptance
EXHIBIT B-1     - Copy of Mortgage for Windsor Property
EXHIBIT B-2     - Form of Modification of Mortgage for Windsor Property
EXHIBIT C       - Copy of Security Agreement
EXHIBIT D       - Form of Guarantee Assumption Agreement
EXHIBIT E-1     - Form of Opinion of Special New York Counsel to the Obligors
EXHIBIT E-2     - Form of Opinion of General Counsel to the Obligors
EXHIBIT F       - Form of Opinion of Special New York Counsel to Chase
EXHIBIT G       - Form of Confidentiality Agreement

                                      (v)

               SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 9, 1999, between: ADVO, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the
                                              -------
Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Company that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 9.16(a) hereof (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary
                  --------------------                          ----------
Guarantors" and, together with the Company, the "Obligors"); each of the lenders
----------                                       --------
that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 12.06(b) hereof (individually, a "Lender" and,
                                                             ------
collectively, the "Lenders"); and THE CHASE MANHATTAN BANK, a New York State
                   -------
banking corporation, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                      --------------------
               The Company, certain of the Subsidiary Guarantors, certain of the Lenders (the "Existing Lenders") and the Administrative Agent are party to
                  ----------------
an Amended and Restated Credit Agreement dated as of September 29, 1997 (as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the "Existing Credit Agreement"). Pursuant to the Existing Credit
             -------------------------
Agreement, certain of the Existing Lenders committed to make revolving credit and term loans to the Company in an original aggregate principal amount not exceeding $300,000,000 at any one time outstanding, with a portion of such commitments made available for the issuance of letters of credit in an aggregate face amount not exceeding $10,000,000 at any one time outstanding.

               The Company has requested that the Lenders amend the Existing Credit Agreement to provide (i) for the extension of the maturity of the loans thereunder and to increase the aggregate principal amount of credit available thereunder to $325,000,000 (and, in the circumstances herein provided, to $425,000,000) and (ii) for certain other amendments to the Existing Credit Agreement.

               In that connection the parties wish to amend and restate the Existing Credit Agreement and, accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the Effective Date (the occurrence of which is subject to satisfaction of the conditions precedent specified in
Section 7.01 hereof), be amended and restated to read in its entirety as follows:


                               Credit Agreement
                               ----------------

               Section 1.  Definitions and Accounting Matters.
                           ----------------------------------

               1.01 Certain Defined Terms. As used herein, the following terms
                    ---------------------
shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                            ---- -----

               "Acquired Indebtedness" shall have the meaning assigned to such
                ---------------------
term in Section 9.07(b) hereof.

               "Administrative Questionnaire" shall mean, with respect to each
                ----------------------------
Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Lender.

               "ADVO Investment Company Subordination Agreement" shall mean the
                -----------------------------------------------
Subordination Agreement between ADVO Investment Company, Inc., the Company and the Administrative Agent executed and delivered pursuant to Section 7.01(m) hereof as the same shall be modified and supplemented and in effect from time to time, including pursuant Section 12.14 hereof.

               "Affliate" shall mean any Person that indirectly controls, or is
                --------
under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by"
             -------                                              -------------
and "under common control with") shall mean possession, directly or indirectly,
     -------------------------
of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns
                        --------
directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates.

               "Applicable Lending Office" shall mean, for each Lender and for
                -------------------------
each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire for such Lender or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.



                               Credit Agreement
                               ----------------

          "Applicable Margin" shall mean, with respect to Revolving
           -----------------
Credit Loans and Term Loans of any Type and commitment fees (as such term is used in Section 2.05 hereof) during any Interest Accrual Period (as defined below), the respective rates indicated below for such Loans of such Type and such fees opposite the applicable Total Debt Ratio indicated below for such Interest Accrual Period:

                                                  Applicable Margin (% p.a.)
                                                  -------------------------
        Range
         of                               Eurodollar        Base Rate         Commitment
   Total Debt Ratio                         Loans             Loans              Fee
   ----------------                         -----             -----              ---
Greater than 3.50 to 1                      2.000%            1.000%            0.500%

Less than or equal to 3.50 to 1             1.750%            0.750%            0.500%
  and greater than 3.00 to 1

Less than or equal to 3.00 to 1             1.625%            0.625%            0.500%
  and greater than 2.50 to 1

Less than or equal to 2.50 to 1             1.375%            0.375%            0.375%
  and greater than 2.00 to 1

Less than or equal to 2.00 to 1             1.250%            0.250%            0.375%
  and greater than 1.50 to 1

Less than or equal to 1.50 to 1             1.125%            0.125%            0.300%

          The Applicable Margin, with respect to any Type of Incremental Loans of any Series, shall be agreed upon at the time Incremental Loan Commitments of such Series are established pursuant to Section 2.01(c) hereof.

          For purposes of this definition, an "Interest Accrual Period" shall
                                               -----------------------
mean the period commencing during any fiscal quarter on the date "Change Date")
                                                                  -----------
that is the third Business Day following the receipt by the Administrative Agent of the certificate referred to in the next following paragraph to but not including the Change Date in the immediately following fiscal quarter. The Total Debt Ratio for any Interest Accrual Period after the initial Interest Accrual Period shall be determined on the basis of a certificate of the Chief Financial Officer, or any other senior officer setting forth a calculation of the Total Debt Ratio as at the last day of the fiscal quarter ending immediately prior to the first day of such Interest Accrual Period, each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based.

          Anything in this Agreement to the contrary notwithstanding, the Applicable Interest Margin for Revolving Credit Loans and Term Loans and in respect of commitment fees


                               Credit Agreement
                               ----------------
shall be, (i) 0.75% with respect to Base Rate Loans, 1.75% with respect to Eurodollar Loans and 0.50% with respect to commitment fees until the Interest Accrual Period commencing on the third Business Day following the receipt by the Administrative Agent of the certificate referred to in the immediately preceding paragraph setting forth the calculation of the Total Debt Ratio as at the fiscal quarter ending September 30, 2000 and (ii) the highest rates set forth in the schedule above during any period when an Event of Default shall have occurred and be continuing, or if the Company shall default in the delivery of any financial statements pursuant to Section 9.01(a) or 9.01(b) hereof.

                    "Approved Fund" shall mean, with respect to any Lender that
                     -------------
is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                    "Assignment and Acceptance" shall mean an assignment and
                     -------------------------
acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.06) hereof, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                    "Average Life to Maturity" shall mean, as at any day with
                     ------------------------
respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such day to the date or dates of each successive principal payment of such Indebtedness multiplied by (ii) the amount of each such principal or redemption payment by (b) the sum of all such principal or redemption payments.

                    "Bankruptcy Code" shall mean the Federal Bankruptcy Code of
                     ---------------
1978, as amended from time to time.

                    "Base Rate" shall mean, for any day, a rate per annum equal
                     ---------
to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                    "Base Rate Loans" shall mean Loans that bear interest at
                     ---------------
rates based upon the Base Rate.

                    "Basle Accord" shall mean the proposals for risk-based
                     ------------
capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

                    "Business Day" shall mean any day (a) on which commercial
                     ------------
banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a



                               Credit Agreement
                               ----------------
payment or prepayment of principal of or interest on, a Conversion of or into, or a Continuation of an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or a Continuation of an Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                    "Capital Expenditures" shall mean, for any period,
                     --------------------
expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

                    "Capital Lease Obligations" shall mean, for any Person, all
                     -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                    "Casualty Event" shall mean, with respect to any Property of
                     --------------
any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                    "Chase" shall mean The Chase Manhattan Bank.
                     -----

                    "Chief Financial Officer" shall mean, for any Person at any
                     -----------------------
time, the chief financial officer of such Person at such time, or, if there shall be no chief financial officer at such time, the person acting as chief financial officer at such time.

                    "Class" shall have the meaning assigned to such term in
                     -----
Section 1.03 hereof.

                    "Code" shall mean the Internal Revenue Code of 1986, as
                     ----
amended from time to time.

                    "Collateral Account" shall have the meaning assigned to
                     ------------------
such term in Section 4.01 of the Security Agreement.

                    "Commitments" shall mean, collectively, the Revolving Credit
                     -----------
Commitments, the Term Loan Commitments and the Incremental Loan Commitments of each Series.

                    "Continue", "Continuation" and "Continued" shall refer to
                     --------    ------------       ---------
the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period for such Loan.




                               Credit Agreement
                               ----------------

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Debt Service" shall mean, for any period, the sum, for the Company
           ------------
and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period plus (b) all Interest Expense for such period.
                        ----

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any sale, assignment, transfer or other
           -----------
disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person (excluding the sale and leaseback of the Company's headquarters facility in Windsor, Connecticut, and excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms).

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company. In addition, the term "Dividend Payment" shall include any cash payments made by the Company under Equity Hedging Arrangements.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "EBITDA" shall mean, for any period, the sum, for the Company and its
           ------
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net income for such period (calculated after eliminating extraordinary gains and losses and unusual items) plus (b) income and other taxes (to the extent deducted in determining net
----
income) for such period plus (c) depreciation and amortization and other non-
                        ----
cash charges (to the extent deducted in determining net income) for such period, plus (d) the aggregate amount of Interest Expense for such period minus (e) the
                                                                  -----
aggregate amount of interest income for such period plus (f) the aggregate
                                                    ----
amount of upfront or one-time fees or expenses payable in respect of Hedging Agreements during such period (to the extent deducted in determining net income for such period).



                               Credit Agreement
                               ----------------

                    "Effective Date" shall mean the date upon which the
                     --------------
conditions to effectiveness set forth in Section 7.01 hereof shall have been satisfied or waived.

                    "Environmental Laws" shall mean any and all present and
                     ------------------
future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, generation, recycling, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes (or the effect of the same on human health or safety).

                    "Equity Hedging Arrangement" shall mean any agreement or
                     --------------------------
other arrangement pursuant to which the Company or any of its Subsidiaries shall agree to purchase shares of capital stock of the Company from another Person at a fixed price or formula (or to make payments to another Person calculated with reference to the price of any such shares), whether such agreement or other arrangement arises in connection with an acquisition of a business or property, an employee benefit plan, a hedging transaction or otherwise.

                    "Equity Rights" shall mean, with respect to any Person, any
                     -------------
subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                    "ERISA" shall mean the Employee Retirement Income Security
                     -----
Act of 1974, as amended from time to time.

                    "ERISA Affiliate" shall mean any corporation or trade or
                     ---------------
business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

                    "Eurodollar Base Rate" shall mean, for any Interest Period
                     --------------------
for any Eurodollar Loan, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate




                               Credit Agreement
                               ----------------
for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the Eurodollar Base Rate with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Chase in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                    "Eurodollar Loans" shall mean Loans that bear interest at
                     ----------------
rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                    "Eurodollar Rate" shall mean, for any Interest Period for
                     ---------------
any Eurodollar Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Interest Period.

                    "Event of Default" shall have the meaning assigned to such
                     ----------------
term in Section 10 hereof.

                    "Excess Cash Flow" shall mean, for any period, the excess of
                     ----------------
(a) EBITDA for such period over (b) the sum of (i) the aggregate amount of Debt Service for such period plus (ii) Capital Expenditures made during such period
                        ----
(except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to
Section 9.07(g) hereof during such period) plus (iii) any increase (or minus any
                                           ----                        -----
decrease) in Working Capital from the beginning of such period to the end of such period plus (iv) income or other taxes payable in cash in respect of such
            ----
period plus (v) the aggregate amount of Dividend Payments declared during such
       ----
period (but only to the extent payable in cash within 60 days of such declaration) plus (vi) the aggregate amount of prepayments of Term Loans made
             ----
during such fiscal year pursuant to Section 2.09 hereof (and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of the Revolving Credit Commitments made during such fiscal year pursuant to Section 2.03(c) hereof).

                    "Federal Funds Rate" shall mean, for any day, the rate per
                     ------------------
annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

                    "Fiscal Date" shall mean the Saturday falling on, or
                     -----------
immediately preceding, December 30, March 31, June 30 and September 30 of each year, respectively.



                               Credit Agreement
                               ----------------

                    "Fixed Charges Ratio" shall mean, as at any date, the ratio
                     -------------------
of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the sum of (i) Debt Service for such period plus (ii) the lesser of (a) the aggregate amount of Capital
            ----
Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to Section 9.07(g) hereof during such period) and
(b) $15,000,000 plus (iii) income or other taxes payable in cash in respect of
                ----
such period plus (iv) the aggregate amount of Dividend Payments declared during
            ----
such period (but only to the extent payable in cash within 60 days of declaration).

                    "GAAP" shall mean generally accepted accounting principles
                     ----
applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                    "Guarantee" shall mean a guarantee, an endorsement, a
                     ---------
contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and
                                                       ---------
"Guaranteed" used as a verb shall have a correlative meaning.
 ----------

                    "Guarantee Assumption Agreement" shall mean a Guarantee
                     ------------------------------
Assumption Agreement substantially in the form of Exhibit D hereto by an entity that, pursuant to Section 9.16(a) hereof is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

                    "Hazardous Material" shall mean, collectively, (a) any
                     ------------------
petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                    "Hedging Agreement" shall mean any Interest Rate Protection
                     -----------------
Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or



                               Credit Agreement
                               ----------------
currency exchange rate or commodity price hedging arrangement. The term "Hedging Agreement" shall include all Equity Hedging Arrangements.

                    "Incremental Loans" shall mean the loans provided for in
                     -----------------
Section 2.01(c) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                    "Incremental Loan Commitment" shall mean, as to each
                     ---------------------------
Incremental Loan Lender of any Series, the obligation of such Lender to make Incremental Loans of such Series in an amount up to but not exceeding the amount offered by the Lender and accepted by the Company in accordance with the provisions of Section 2.01(c) hereof or, in the case of a Person that becomes an Incremental Loan Lender of such Series pursuant to an assignment permitted under
Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to an assignment permitted under Section 12.06(b) hereof). The maximum aggregate principal amount of the Incremental Loan Commitments of all Series shall not exceed $100,000,000.

                    "Incremental Loan Commitment Termination Date" shall mean,
                     --------------------------------------------
with respect to any Series, the date agreed upon at the time Incremental Loan Commitments of such Series are established pursuant to Section 2.01(c) hereof as the date on which the Incremental Loan Commitments of such Series are to terminate.

                    "Incremental Loan Lenders" shall mean, in respect of any
                     ------------------------
Series of Incremental Loans, (a) the Lenders whose offers to make Incremental Loans of such Series have been accepted by the Company in accordance with the provisions of Section 2.01(c) hereof and (b) thereafter, the Lenders from time to time holding Incremental Loans and Incremental Loan Commitments of such Series after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

                    "Indebtedness" shall mean, for any Person: (a) obligations
                     ------------
created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services (including in respect of non-competition agreements), other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.




                               Credit Agreement
                               ----------------

                    "Information Memorandum" shall mean the Confidential
                     ----------------------
Information Memorandum dated October 1999 prepared in connection with the syndication of the Revolving Credit and Term Loan Commitments hereunder.

                    "Intercompany Subordination Agreements" shall mean the ADVO
                     -------------------------------------
Investment Company Subordination Agreement, the MailCoups Subordination Agreement and the MBV Subordination Agreement.

                    "Interest Coverage Ratio" shall mean, as at any date, the
                     -----------------------
ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

                    "Interest Expense" shall mean, for any period, the sum, for
                     ----------------
the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations but excluding any capitalized financing costs) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or
                                         ----
minus the net amount receivable) under Interest Rate Protection Agreements
-----
during such period (whether or not actually paid or received during such period). For purposes hereof, the aggregate amount of upfront or one-time fees or expenses payable in respect of Interest Rate Protection Agreements shall be amortized over the life of the respective Interest Rate Protection Agreements in equal installments, and only the portion thereof so amortized during any period shall be treated as "Interest Expense" for such period.

                    "Interest Period" shall mean, for any Eurodollar Loan, each
                     ---------------
period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and (subject to the provisions of Section 2.01(d) hereof) ending on the numerically corresponding day in the first, second, third or sixth (or, if agreed to by each Lender that is to participate in such Loan, ninth) calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

                    (i) no Interest Period for any Revolving Credit Loan may commence before and end after any Revolving Credit Commitment Termination Date;

                    (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans




                               Credit Agreement
                               ----------------
         scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;

                    (iii) no Interest Period for any Incremental Loan of any Series may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Incremental Loans of such Series having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Incremental Loans of such Series scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; and

                    (iv) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

                    (v) notwithstanding clauses (i), (ii) and (iii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

                    "Interest Rate Protection Agreement" shall mean, for any
                     ----------------------------------
Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                    "Investment" shall mean, for any Person: (a) the acquisition
                     ----------
(whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies, or the provision of services, by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement or any "swap agreement" (as defined in Section 101(53)(b) of the Bankruptcy Code).

                    "Issuing Lender" shall mean Chase, as the issuer of Letters
                     --------------
of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.




                               Credit Agreement
                               ----------------

                    "Letter of Credit" shall have the meaning assigned to such
                     ----------------
term in Section 2.03 hereof.

                    "Letter of Credit Documents" shall mean, with respect to any
                     --------------------------
Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                    "Letter of Credit Interest" shall mean, for each Revolving
                     -------------------------
Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                    "Letter of Credit Liability" shall mean, without
                     --------------------------
duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid
                                                 ----
principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Lender of their participation interests under said
Section 2.03.

                    "Lien" shall mean, with respect to any Property, any
                     ----
mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                    "Loan Documents" shall mean, collectively, this Agreement,
                     --------------
the Letter of Credit Documents, the Security Documents and the Intercompany Subordination Agreements.

                    "Loans" shall mean, collectively, the Revolving Credit
                     -----
Loans, the Term Loans and the Incremental Loans.

                    "MailCoups. Investment Company Subordination Agreement"
                     -----------------------------------------------------
shall mean the Subordination Agreement between MailCoups., Inc., the Company and the Administrative Agent




                               Credit Agreement
                               ----------------
executed and delivered pursuant to Section 7.01(m) hereof, as the same shall be modified and supplemented and in effect from time to time, including pursuant to
Section 12.14 hereof.

                    "Majority Lenders" shall mean, at any time, Lenders having
                     ----------------
Loans, Letter of Credit Liabilities and unused Commitments representing at least a majority of the sum of the total Loans, Letter of Credit Liabilities and unused Commitments at such time. References herein to the "Majority Revolving Credit Lenders", "Majority Term Loan Lenders" and "Majority Incremental Loan Lenders" of any Series, shall refer to the Lenders of such Class holding at least a majority of the sum of the total Loans, Letter of Credit Liabilities (if applicable) and unused Commitments of such Class at such time.

                    "Margin Stock" shall mean "margin stock" within the meaning
                     ------------
of Regulations T, U and X.

                    "Material Adverse Effect" shall mean a material adverse
                     -----------------------
effect on (a) the Property, business, operations, financial condition, prospects or liabilities of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

                    "MBV Subordination Agreement" shall mean the Subordination
                     ---------------------------
Agreement between MBV, Inc., the Company and the Administrative Agent executed and delivered pursuant to Section 7.01(m) hereof, as the same shall be modified and supplemented and in effect from time to time, including pursuant to Section
12.14 hereof.

                    "Mortgages" shall mean, collectively, the respective Deeds
                     ---------
of Trust and Mortgages executed and delivered by the Company and their Subsidiaries pursuant to the Existing Credit Agreement, covering the properties and leasehold interests of the respective Mortgagors identified therein, in each case as such Deeds of Trust and Mortgages have been heretofore modified, as such Deeds of Trust and Mortgages shall be modified pursuant to instruments of Modification and Confirmation executed and delivered pursuant to Section 7.01(g) hereof, and as such Deeds of Trust and Mortgages shall be further modified and supplemented and in effect from time to time and one or more additional mortgages or deed of trust executed by the Company in favor of the Administrative Agent (or, in the case of a deed of trust, in favor of a trustee, for the benefit of the Administrative Agent and the Lenders), covering the respective leasehold interests of the Company in each of its mail processing facilities, in each case, as such mortgages and deeds of Trust shall be modified and supplemented and in effect from time to time. A copy of the Mortgage with respect to the Windsor, Connecticut property is attached as Exhibit B-1 hereto.





                               Credit Agreement
                               ----------------

                    "Multiemployer Plan" shall mean a multiemployer plan defined
                     ------------------
as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

                    "Net Available Proceeds" shall mean:
                     ----------------------

                    (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition; and

                    (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event.

                    "Net Cash Payments" shall mean, with respect to any
                     -----------------
Disposition, the aggregate amount of all cash payments received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal,
--------
title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within 120 days of the date of such Disposition) or, if such taxes are not so paid within such 120 days, only if an amount equal to such taxes is deposited with the Administrative Agent for credit to an escrow account to be held in such account and used to pay such taxes when due, and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and
(ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

                    "PBGC" shall mean the Pension Benefit Guaranty Corporation
                     ----
or any entity succeeding to any or all of its functions under ERISA.

                    "Permitted Investments" shall mean: (a) direct obligations
                     ---------------------
of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) repurchase obligations with respect to obligations of the type (but not necessarily the maturity) described in clause (a) above issued by any bank or



                               Credit Agreement
                               ----------------
trust company described in clause (b) above and maturing not more than 90 days from the date of acquisition thereof by such Person; (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Group, a Division of McGraw Hill, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; (e) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to obligations described in the foregoing clauses (a), (b), (c) and (d), so long as such fund has total assets of at least $1,000,000,000 and is rated AAAm-G or better or AAA or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively; and (f) the Warburg Pincus Cash Reserve Fund, so long as substantially all of the investments in the portfolio of such Fund consist of obligations (i) which are of the type referred to in the foregoing clauses (a),
(b), (c) and (d), and (ii) which mature within one year of the date upon which they are acquired; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or
           ----
maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean a rate per annum equal to 2% plus the
           -----------------                                          ----
Base Rate as in effect from time to time plus the Applicable Margin for Base
                                         ----
Rate Loans for the affected Class, provided that, with respect to principal of a
                                   --------
Eurodollar Loan, the "Post-Default Rate" shall be the greater of (i) 2% plus the
                                                                        ----
interest rate for such Loan as provided in Section 3.02 hereof and (ii) the rate provided for above in this definition.

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located
           ----------------
on the date hereof at 270 Park Avenue, New York, New York 10017.

          "Principal Payment Dates" shall mean the Quarterly Dates falling in
           -----------------------
December, March, June, and September of each year, commencing with such Quarterly Date in March, 2002.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Purchase Price" shall mean, without duplication, with respect to any
           --------------
Qualified Acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash,

                               Credit Agreement
                               ----------------

Property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 9.07(g) hereof), paid or delivered by the Company and its Subsidiaries in connection with such acquisition plus (ii) the aggregate amount
                                                 ----
of Acquired Indebtedness in connection with such Qualified Acquisition.

          "Qualified Acquisition" shall mean any acquisition permitted under
           ---------------------
Section 9.05(d)(iii) hereof.

          "Quarterly Dates" shall mean the Business Day immediately preceding
           ---------------
each Fiscal Date falling in December, March, June and September in each year, the first of which shall be the first such day after the date hereof.

          "Regulations A, D, T, U and X" shall mean, respectively, Regulations
           ----------------------------
A, D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Lender, any change
           -----------------
after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other financial institutions including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations
           -------------------------
of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under a Letter of Credit.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for any Interest Period for any Eurodollar Loans is

                               Credit Agreement
                               ----------------
to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "Reserved Commitment Amount" shall have the meaning assigned to such
           --------------------------
term in Section 2.01(a) hereof.

          "Revolving Credit Commitment" shall mean, as to each Revolving Credit
           ---------------------------
Lender, the obligation of such Lender to make Revolving Credit Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Schedule I hereto under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under
Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate principal amount of the Revolving Credit Commitments is $165,000,000 (which, as provided in Section 2.04(d) hereof, may be increased on or before the Special Increase Date to $178,750,000).

          "Revolving Credit Commitment Percentage" shall mean, with respect to
           --------------------------------------
any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

          "Revolving Credit Commitment Termination Date" shall mean December 24,
           --------------------------------------------
2005, provided that if such date is not a Business Day, then the Revolving
      --------
Credit Commitment Termination Date shall be the immediately preceding Business Day.

          "Revolving Credit Lenders" shall mean (a) on the date hereof, the
           ------------------------
Lenders having Revolving Credit Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

          "Revolving Credit Loans" shall mean the loans provided for in Section
           ----------------------
2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Security Agreement" shall mean the Security Agreement dated as of
           ------------------
March 4, 1996 between the Obligors and the Administrative Agent, a copy of which is attached as Exhibit C hereto, as the same shall be modified and supplemented and in effect from time to time, including pursuant to Section 12.13 hereof.

          "Security Documents" shall mean, collectively, the Security Agreement,
           ------------------
the Mortgages and all Uniform Commercial Code financing statements required by the Security Agreement or the Mortgages to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement or the Mortgages.

                               Credit Agreement
                               ----------------

          "Series" has the meaning assigned to such term in Section 2.01(c)
           ------
hereof.

          "Specified Default" shall mean, collectively, (i) any Event of Default
           -----------------
under Section 10(a)(i), 10(f) or 10(g) hereof, (ii) any Event of Default under
Section 10(a)(ii) hereof that shall continue for three or more Business Days or
(iii) any Event of Default under Section 10(d)(i) hereof that shall continue for ten or more days.

          "Special Increase Date" shall mean the earliest of (a) December 30,
           ---------------------
1999, (b) the date upon which the increase of Commitments contemplated by
Section 2.04(d) hereof shall occur and (c) the date upon which the Company notifies the Administrative Agent that such increase is no longer to occur.

          "Subordinated Indebtedness" shall mean Indebtedness of the Company
           -------------------------
incurred in accordance with Section 9.12(a) hereof.

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "Term Loan Commitment" shall mean, for each Term Loan Lender, the
           --------------------
obligation of such Lender to make Term Loans in an amount up to but not exceeding the amount set opposite the name of such Lender on Schedule I hereto under the caption "Term Loan Commitment" or, in the case of any Person that becomes a Term Loan Lender pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced or increased pursuant to an assignment permitted under Section 12.06(b) hereof). The original aggregate principal amount of the Term Loan Commitments is $135,000,000 (which, as provided in Section 2.04(d) hereof, may be increased on or before the Special Increase Date to $146,250,000).

          "Term Loan Commitment Termination Date" shall mean December 15, 1999.
           -------------------------------------

          "Term Loan Lenders" shall mean (a) on the date hereof, the Lenders
           -----------------
having Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

                               Credit Agreement
                               ----------------

          "Term Loans" shall mean the loans provided for by Section 2.01(b)
           ----------
hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Total Debt Ratio" shall mean, as at any date, the ratio of (a) the
           ----------------
sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the aggregate amount of all Indebtedness (including, without limitation, all Subordinated Indebtedness) as at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to such date.

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
hereof.

          "Warburg Pincus" shall mean, collectively: (i) Warburg, Pincus Capital
           --------------
Company, L.P., a Delaware limited partnership, (ii) Warburg, Pincus Capital Partners, L.P., a Delaware limited partnership, (iii) Warburg, Pincus Investors, L.P., a Delaware limited partnership, (iv) Warburg, Pincus & Co., L.L.C., a New York limited liability company, (v) Warburg Pincus Ventures, L.P., a Delaware limited partnership or (vi) any other venture banking fund in which Warburg, Pincus & Co., L.L.C. is the controlling general partner or controlling member.

          "Warburg Affiliate" shall mean any Subsidiary of any of the entities
           -----------------
listed in clauses (i) through (v), inclusive, of the definition of "Warburg Pincus" in this Section 1.01.

          "Wholly Owned Subsidiary" shall mean, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "Working Capital" shall mean, as at such date, the sum, for the
           ---------------
Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) current assets (excluding cash and cash equivalents) as at such date minus (b) current liabilities (excluding the current portion of any installments of principal payable hereunder) as at such date.

          1.02  Accounting Terms and Determinations.
                -----------------------------------

          (a) Accounting Terms. Except as otherwise expressly provided herein,
              ----------------
all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in
Section 1.02(b) hereof) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first

                               Credit Agreement
                               ----------------
financial statements under Section 9.01 hereof, shall mean the audited financial statements as at September 26, 1998 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at September 26, 1998 referred to in Section 8.02 hereof) unless

          (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

          (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements,

in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the audited financial statements referred to in Section 8.02 hereof).

          (b)  Notice of Variations of Principles. The Company shall deliver to
               ----------------------------------
the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of Section 1.02(a) hereof and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c)  No Changes in Fiscal Periods. To enable the ready and consistent
               ----------------------------
determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change (i) the last day of its fiscal year from the Saturday falling on, or immediately preceding, September 30 of each year, or
(ii) the last days of the first three fiscal quarters in each of its fiscal years from the Saturday falling on, or immediately preceding, December 30, March 31 and June 30 of each year, respectively.

          1.03 Classes and Types of Loans. Loans hereunder are distinguished by
               --------------------------
"Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Term Loan or an Incremental Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type. The Incremental Loans and Incremental Loan Commitments of each Series shall be deemed to be a separate Class of Loans and Commitments.

                               Credit Agreement
                               ----------------

          Section 2.  Commitments, Loans and Prepayments.
                      ----------------------------------

          2.01 Loans.
               -----

          (a)  Revolving Credit Loans. Each Revolving Credit Lender severally
               ----------------------
agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such Loans being herein called "Revolving Credit Loans"), provided
                                              ----------------------    --------
that in no event shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof). Anything herein to the contrary notwithstanding, Revolving Credit Loans shall not be available hereunder until such time as the Term Loan Commitments have been fully utilized in full.

          Proceeds of Revolving Credit Loans shall be available for any use permitted under Section 9.15 hereof, provided that, in the event that, as
                                         --------
contemplated by Section 2.10(b) hereof, the Company shall prepay Revolving Credit Loans from the proceeds of a Disposition hereunder, then an amount of Revolving Credit Commitments equal to the amount of such prepayment (herein the "Reserved Commitment Amount") shall be reserved and shall not be available for
 --------------------------
borrowings hereunder except and to the extent that the proceeds of such borrowings are to be applied to make Capital Expenditures or a Qualified Acquisition or to make prepayments of Loans under Section 2.10(c) hereof. The Company agrees, upon the occasion of any borrowing of Revolving Credit Loans hereunder that is to constitute a utilization of any Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such borrowing, identifying the amount of such borrowing that is to constitute such utilization, the Capital Expenditures or Qualified Acquisition in respect of which the proceeds of such borrowing are to be applied and the reduced Reserved Commitment Amount to be in effect after giving effect to such borrowing.

          (b)  Term Loans. Each Term Loan Lender severally agrees, on the terms
               ----------
and conditions of this Agreement, to make a term loan to the Company in Dollars on the Effective Date (provided that the same shall occur no later than the Term
                       --------
Loan Commitment Termination Date) in an aggregate principal amount up to but not exceeding the amount of the Term Loan Commitment of such Lender. Thereafter the Company may Convert Term Loans of one Type

                               Credit Agreement
                               ----------------
into Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section
2.09 hereof).

          Proceeds of Term Loans shall be available for any use permitted under
Section 9.15 hereof.

          (c)   Incremental Loans. In addition to the Revolving Credit Loans and
                -----------------
Term Loans pursuant to paragraphs (a) and (b) above, at any time and from time to time prior to December 28, 2002, the Company may request that one or more Persons (which may include the Lenders) offer to enter into commitments to make additional term loans ("Incremental Loans") under this paragraph (c), it being
                        -----------------
understood that if such offer is to be made by any Person that is not already a Lender hereunder, the Administrative Agent shall have consented to such Person being a Lender hereunder to the extent such consent would be required pursuant to Section 12.06(b) hereof in the event of an assignment to such Person. In the event that one or more of such Persons offer, in their sole discretion, to enter into such commitments, and such Persons and the Company agree as to the amount of such commitments that shall be allocated to the respective Persons making such offers and the fees (if any) to be payable by the Company in connection therewith and the amortization and maturity date to be applicable thereto, the Company, such Persons and the Administrative Agent shall execute and deliver an appropriate Amendment to this Agreement reflecting such agreement, and such Persons shall become obligated to make Incremental Loans, as applicable, under this Agreement in an amount equal to the amount of their respective Incremental Loan Commitments as specified in such Amendment. The Incremental Loans to be made pursuant to any such agreement between the Company and one or more Persons in response to any such request by the Company shall be deemed to be a separate "Series" of Incremental Loans for all purposes of this Agreement.
 ------

          Anything herein to the contrary notwithstanding, the following additional provisions shall be applicable to the Incremental Loan Commitments, and Incremental Loans, of any Series:

          (i) the minimum aggregate principal amount of Incremental Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Loans) shall be $25,000,000 and the maximum aggregate principal amount of the Incremental Loans of all Series shall not exceed $100,000,000;

          (ii) the scheduled payment dates for any principal of the Incremental Loans of any Series shall be on Principal Payment Dates;

          (iii) the Average Life to Maturity of the Incremental Loans of any Series shall be greater than or equal to the Average Life to Maturity (determined on a combined basis) of

                               Credit Agreement
                               ----------------
     the Term Loans (except that Incremental Loans shall be entitled to participate, to the extent provided in Section 2.10 hereof, in mandatory prepayments hereunder);

          (iv) the final maturity date of the Incremental Loans of any Series shall not be earlier than the final Principal Payment Date for the Term Loans; and

          (v) as a condition precedent to the establishment of the Incremental Loan Commitments for any Series, the Company shall provide to the Lenders a certificate of the Chief Financial Officer, in the form of the certificate referred to in the last paragraph of Section 9.01, to the effect that at the time of such establishment, and assuming full drawdown of such Series of Incremental Loans and the application of the proceeds thereof, no Default exists or shall occur and the Company shall be in pro forma compliance with its covenants in this Agreement (the determination of such pro forma compliance to be calculated on a pro forma basis, as at the end of the fiscal quarter most recently ended prior to the date of such establishment for which financial statements of the Company and its Subsidiaries are available, under the assumption that such drawdown shall have occurred, and any use of the proceeds thereof shall have taken place, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such acquisition).

          Following execution and delivery by the Company, one or more
Lenders and the Administrative Agent as provided above of an Amendment to this Agreement with respect to the Incremental Loans of any Series then, subject to the terms and conditions set forth herein, each Incremental Loan Lender of such Series severally agrees to make Incremental Loans of such Series to the Company in Dollars during the availability period for such Loans set forth in such Amendment, in a principal amount up to but not exceeding the Incremental Loan Commitment of such Series of such Lender.

          Proceeds of Incremental Loans shall be available for any use permitted under Section 9.15 hereof.

          (d)  Limit on Eurodollar Loans. Notwithstanding the foregoing, no more
               -------------------------
than ten separate Interest Periods in respect of Eurodollar Loans of all Classes from each Lender may be outstanding at any one time.

          (e)  Treatment of Loans Outstanding under Existing Credit Agreement.
               --------------------------------------------------------------
In the event that any loans under the Existing Credit Agreement shall remain outstanding on the Effective Date, then on the Effective Date, the Company shall prepay such loans in full from the proceeds of Revolving Credit Loans and Term Loans hereunder, and the Company shall pay to each Lender party to the Existing Credit Agreement, all amounts that shall be owing to such Lender under Section
5.05 of the Existing Credit Agreement as a result of such prepayment.

                               Credit Agreement
                               ----------------

          2.02  Borrowings. The Company shall give the Administrative Agent
                ----------
notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account specified by the Administrative Agent and maintained at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase at the Principal Office.

          2.03  Letters of Credit. Subject to the terms and conditions of this
                -----------------
Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Lender of letters of credit (collectively, "Letters of Credit") for account of the Company or any of its
                -----------------
Subsidiaries (as specified by the Company), provided that in no event shall (i)
                                            --------
the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $10,000,000 and (iii) the expiration date (without giving effect to any extension thereof by reason of an interruption of business) of any Letter of Credit extend beyond the earlier of the Revolving Credit Commitment Termination Date and the date eighteen months following the issuance of such Letter of Credit (provided that any such Letter of Credit may provide for automatic extensions thereof to a date not later than twelve months beyond the current expiration date, so long as such extended expiration date is not later than eighteen months after the date upon which such automatic extension may no longer be canceled). The following additional provisions shall apply to Letters of
Credit:

          (a)   Requests for Issuance. The Company shall give the Administrative
                ---------------------
     Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise each Lender of the contents thereof.

         (b)    Letters of Credit Utilize Revolving Credit Commitments. On each
                ------------------------------------------------------
     day during the period commencing with the issuance by the Issuing Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of

                               Credit Agreement
                               ----------------
     any Letter of Credit hereunder, it shall automatically acquire a participation in the Issuing Lender's liability under such Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Letter of Credit.

          (c)  Reimbursement by Company upon Drawings. Upon receipt from the
               --------------------------------------
     beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d)  Borrowings to Effect Reimbursement. Forthwith upon its receipt of
               ----------------------------------
     a notice referred to in paragraph (c) of this Section 2.03, the Company shall advise the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Lender for the amount of the related demand for payment, provided that, unless the
                                                       --------
     Company shall otherwise notify the Administrative Agent within one Business Day of its receipt of such notice, the Company shall be deemed to have requested a borrowing hereunder in the lowest amount permitted under
     Section 4.04 hereof which would enable the Company to fulfill its payment obligation in respect of such demand for payment. The proceeds of such borrowing will be applied automatically to the payment of the Reimbursement Obligation arising in respect of such demand for payment, with any remaining portion of such borrowing in excess of the amount of such Reimbursement Obligation being made available to the Company as provided in
     Section 2.02 hereof.

          (e)  Obligation of Lenders to Acquire Participations. Each Revolving
               -----------------------------------------------
     Credit Lender (other than the Issuing Lender) shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Lender (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to make such payment to the Administrative Agent for account of the Issuing Lender under this paragraph (e), and the Issuing Lender's right to receive the same, shall be absolute and

                               Credit Agreement
                               ----------------
     unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Lender, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Lender withhold from any payments received by the Administrative Agent under this Agreement for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Lender in satisfaction of such defaulted obligation.

          (f)  Acquisition of Participations. Upon the making of each payment by
               -----------------------------
     a Revolving Credit Lender to the Issuing Lender pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Lender or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Lender by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Lender pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Lender from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Revolving Credit Lender shall, upon the request of the Issuing Lender (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.03.

          (g)  Fees. The Company shall pay to the Administrative Agent for
               ----
     account of each Revolving Credit Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit at a rate per annum equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans, in respect of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter

                               Credit Agreement
                               ----------------
     of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit in an amount equal to 1/8 of 1% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

         (h)  Information. Upon the request of any Revolving Credit Lender from
              -----------
     time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

         (i)  Conditions to Issuance. The issuance by the Issuing Lender of each
              ----------------------
     Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between
                              --------
     any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

         (j)  Failure to Pay by Lenders. To the extent that any Lender shall
              -------------------------
     fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate,

                               Credit Agreement
                               ----------------
     provided that if such Lender shall fail to make such payment to the Issuing
     --------
     Lender within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

          (k)  Modifications to Letters of Credit. The issuance by the Issuing
               ----------------------------------
     Lender of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.

          (l)  Letters of Credit Under Existing Credit Agreement. On the
               -------------------------------------------------
     Effective Date, any "Letters of Credit" outstanding under the Existing Credit Agreements for account of the Company shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.

The Company hereby indemnifies and holds harmless each Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; provided that the Company shall
                                               --------
not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Company, any Lender or the Administrative Agent under this Agreement.

          2.04 Changes of Commitments.
               ----------------------

          (a) Scheduled Termination of Commitments. The aggregate amount
              ------------------------------------
of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date. Any portion of the Term Loan Commitments not used on the Effective Date shall be automatically terminated. The Incremental Loan Commitments of any Series shall terminate on the earlier of
(i) the date agreed upon at the time Incremental Loan Commitments of such Series are established pursuant to Section 2.01(c) hereof as the date on which the Incremental Loan Commitments of such Series are to terminate and (ii) the date upon which Incremental Loans of such Series in an aggregate amount equal to the aggregate amount of the Incremental Loan Commitments of such Series shall have been borrowed hereunder.

                               Credit Agreement
                               ----------------

          (b)  Voluntary Termination of Commitments. The Company shall
               ------------------------------------
have the right at any time or from time to time (i) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments, (ii) to reduce the aggregate unutilized amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities), and (iii) to terminate the Term Loan Commitments; provided that
                                                                --------
(x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction of either the Revolving Credit Commitments or the Term Loan Commitments shall be in an aggregate amount at least equal to $5,000,000 (or a larger multiple of $1,000,000).

          (c)  Effect of Termination or Reduction. The Commitments once
               ----------------------------------
terminated or reduced may not be reinstated.

          (d)  Special Increase Date. Anything herein to the contrary
               ---------------------
notwithstanding, the Company shall have the right at any time on or before the Special Increase Date, pursuant to a supplement to this Agreement executed between the Company, each of the Subsidiary Guarantors, the New Lender hereinafter referred to and the Administrative Agent, to increase the Commitments hereunder ratably (up to an aggregate amount, as to both Commitments not exceeding $325,000,000) by adding a new bank or other financial institution as a "Lender" hereunder (which Lender shall be satisfactory to the Administrative Agent and the Issuing Lender, and shall herein be called the "New
                                                                             ---
Lender") with a Revolving Credit Commitment and Term Loan Commitment in amounts
------
equal to the amounts set forth in such supplement. On the date upon which such increase is to become effective (which shall not be later than the Special Increase Date) and notwithstanding the provisions of Section 4.02 hereof, the Company shall borrow from the New Lender (and the New Lender shall make Loans to the Company) in such amounts, and shall apply the proceeds to the prepayment of Loans held by the other Lenders hereunder, and the Lenders, the Issuing Bank and the Administrative Agent shall make such other adjustments among themselves, in each case as shall be necessary so that after giving effect to such Loans and other adjustments, the Loans of each of the Lenders (including the New Lender) hereunder are held ratably by all of the Lenders in accordance with their respective Commitments (assuming, in the case of the Term Loans, that the Term Lenders each held Commitments in an amount equal to their Term Loans).

          Each of the Loans to be made by the New Lender on the effective date of such increase shall, in the event such Loans are to be Eurodollar Loans, be for Interest Periods corresponding to the remaining portions of any Interest Periods on the related Loans held by the other Lenders. In connection with the foregoing, the Company agrees to pay any amounts owing to the Lenders under
Section 5.05 hereof on the effective date of such increase as a result of any prepayment of Loans of the Lenders from the proceeds of such Loans made by the New Lender.

          2.05 Commitment Fee. The Company shall pay to the Administrative Agent
               --------------
for account of each Lender a commitment fee on the daily average unutilized amount of such Lender's Revolving Credit Commitment (for which purpose (i) the aggregate amount of any

                               Credit Agreement
                               ----------------

Letter of Credit Liabilities shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Lender's Revolving Credit Commitment and (ii) any Reserved Commitment Amount shall be deemed to be unused), for the period from and including the date hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to the relevant Applicable Margin. Accrued commitment fee shall be payable on the Effective Date, on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Commitment Termination Date or the Term Loan Commitment Termination Date, as the case may be.

          2.06  Lending Offices. The Loans of each Type made by each Lender
                ---------------
shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07  Several Obligations; Remedies Independent. The failure of
                -----------------------------------------
any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  Records; Promissory Notes.
                -------------------------

          (a) Maintenance of Records by Lenders. Each Lender shall
              ---------------------------------
maintain in accordance with its usual practice records evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) Maintenance of Records by the Administrative Agent. The
              --------------------------------------------------
Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

          (c) Effect of Entries. The entries made in the records maintained
              -----------------
pursuant to paragraph (a) or (b) of this Section 2.08 shall be prima facie
                                                               ----- -----
evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain
--------
such records or any error therein shall not in any manner affect


                               Credit Agreement
                               ----------------
the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

          (d) Promissory Notes. Any Lender may request that Loans of any Class
              ----------------
made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.06 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          2.09 Optional Prepayments and Conversions or Continuations of Loans
               --------------------------------------------------------------
Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, to Convert Loans of one Type into Loans of another Type or to Continue Eurodollar Loans from one Interest Period to another Interest Period, at any time or from time to time, provided that: (a) the Company shall give the
                           --------
Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) upon any prepayment or Conversion of Eurodollar Loans other than on the last day of an Interest Period for such Loans, the Company shall pay any amounts owing under Section 5.05 hereof as a result of such prepayment or Conversion; (c) any Conversion into or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(d) hereof; and (d) any prepayment of Term Loans or Incremental Loans of any Series shall be applied to the respective installments of the Term Loans or the Incremental Loans of such Series, as the case may be, ratably in accordance with the respective principal amounts of such installments.

          Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) into, or Continued as, as the case may be, Base Rate Loans.

          2.10  Mandatory Prepayments and Reductions of Commitments.
                ---------------------------------------------------

          (a) Casualty Events. Upon the date 90 days following the receipt by
              ---------------
the Company or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as


                               Credit Agreement
                               ----------------
specified in paragraph (d) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied (or committed to be applied pursuant to executed construction contracts or equipment orders) to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph
(c) below. Nothing in this paragraph (a) shall be deemed to limit any obligation of the Company and its Subsidiaries pursuant to the Security Agreement to remit to the Collateral Account the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event, and the Administrative Agent shall release such proceeds to the Company in the manner, and to the extent provided in Section 4.01(d) of the Security Agreement.

          (b) Sale of Assets. Without limiting the obligation of the Company to
              --------------
obtain the consent of the Majority Lenders pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, the Company agrees, on or prior to the occurrence of any Disposition, in which the fair market value of the Property that is the subject of such Disposition is $250,000 or more (herein, the "Current Disposition"), to deliver to the Administrative Agent
              -------------------
(which shall promptly forward a copy thereof to the Lenders) a statement, certified by the Chief Financial Officer of the Company, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Available Proceeds of the Current Disposition that will (on the date of the Current Disposition) be received in cash, in which event the Company will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (d) below), and the Commitments shall be subject to automatic reduction (in each case in the manner specified in paragraph (c) below) as follows:

          (i) upon the date of the Current Disposition, in an aggregate amount equal to 100% of the Net Available Proceeds thereof to the extent received in cash on the date of the Current Disposition; and

          (ii) thereafter, from time to time as the Company or any of its Subsidiaries shall receive Net Available Proceeds during such quarterly fiscal period in cash under deferred payment or escrow arrangements or Investments entered into or received in connection with any Disposition, in an amount equal to (A) 100% of the aggregate amount of such Net Available Proceeds minus (B) any transaction expenses associated with Dispositions
              -----
     and not previously deducted in the determination of Net Available Proceeds plus (or minus, as the case may be) (C) any other adjustment received or paid by the Company or such Subsidiary pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Available Proceeds of Dispositions, provided that (1) no such prepayment will be required if, on the date of the
--------
Current Disposition, the Total Leverage Ratio shall be less than or equal to
2.50 to 1 and (2) the Company shall not be required to make any prepayment or reduce Commitments under this paragraph (b) until such time as the aggregate amount of the required prepayments and reductions of Commitments


                               Credit Agreement
                               ----------------
pursuant to the foregoing clauses (i) and (ii), after deducting any such amounts previously applied to prepayments and reductions of Commitments pursuant to this paragraph (b), shall be greater than or equal to $2,000,000.

          Notwithstanding the foregoing, the Company shall not be required to make a prepayment pursuant to this paragraph (b) with respect to Net Available Proceeds from any Disposition in the event that the Company advises the Administrative Agent at the time the Net Available Proceeds from such Disposition are received either that (I) within the 180-day period prior to the date of such Disposition it has made Capital Expenditures or consummated a Qualified Acquisition or (II) it intends to reinvest such Net Available Proceeds in replacement assets pursuant to Capital Expenditures or a Qualified Acquisition within the 180-day period subsequent to the date of such Disposition, so long as

          (w) to the extent the respective Capital Expenditures or Qualified Acquisition has occurred in the 180-day period prior to the date of such Disposition, the Company shall at the time of such Disposition so advise the Administrative Agent, identifying in reasonable detail such Capital Expenditure or Qualified Acquisition and the respective amount of cash consideration expended by the Company and its Subsidiaries in respect thereof, in which event the Company shall (to the extent not previously deducted from the Net Available Proceeds of any other Disposition pursuant to this clause (w)) deduct an amount equal to such cash consideration from the amount of the Net Available Proceeds of such Disposition otherwise required to be applied to the prepayment of Loans hereunder,

          (x) such Net Available Proceeds, to the extent the respective Capital Expenditures or Qualified Acquisition are to occur in the 180-day period subsequent to the date of such Disposition, are either at the Company's option (i) held by the Administrative Agent in the Collateral Account pending such reinvestment, in which event the Administrative Agent need not release such Net Available Proceeds except upon presentation of evidence satisfactory to it that such Net Available Proceeds are to be so reinvested in compliance with the provisions of this Agreement or (ii) applied by the Company to the prepayment of Revolving Credit Loans hereunder (in which event the Company agrees to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by Section 2.01(a) hereof, a portion of the Revolving Credit Commitments hereunder equal to the amount of such prepayment gives rise to a Reserved Commitment Amount that shall be available hereunder only for purposes of making Capital Expenditures or Qualified Acquisitions), and

          (y) the Net Available Proceeds from any Disposition, to the extent the respective Capital Expenditures or Qualified Acquisition are to occur in the 180-day period subsequent to the date of such in fact so reinvested within 180 days of such Disposition (it being understood that, in the event Net Available Proceeds from more than one Disposition are paid into the Collateral Account or applied to the


                               Credit Agreement
                               ----------------
     prepayment of Revolving Credit Loans as provided in clause (x) above, such Net Available Proceeds shall be deemed to be released (or, as the case may be, Revolving Credit Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred and, accordingly, (A) any such Net Available Proceeds so held for more than 180 days shall be forthwith applied to the prepayment of Loans and reductions of Commitments as provided above and (B) any Reserved Commitment Amount that remains so unutilized for more than 180 days shall be utilized through the borrowing by the Company of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans and reductions of Commitments as provided in paragraph (c) below).

As contemplated by Section 4.01 of the Security Agreement, nothing in this paragraph (c) shall be deemed to obligate the Administrative Agent to release any of such proceeds from the Collateral Account to the Company for purposes of reinvestment as aforesaid upon the occurrence and during the continuance of any Event of Default.

          (c) Application. Prepayments and reductions of Commitments described
              -----------
in the above paragraphs of this Section 2.10 shall be effected as follows:

          (i) first, the amount of the prepayment specified in such paragraphs shall be applied to the Term Loans and Incremental Loans of each Series then outstanding, ratably as between the outstanding Term Loans and the outstanding Incremental Loans of each Series, in each case to the respective installments thereof ratably in accordance with the respective principal amounts of such installments;

          (ii) second, following the payment in full of the outstanding Term Loans and Incremental Loans of each Series, the amount of such prepayment shall be applied to the Revolving Credit Loans then outstanding (and, in the case of each such prepayment of the Revolving Credit Loans, the aggregate principal amount of the Revolving Credit Commitments shall be concurrently reduced in an amount equal to the amount of such required prepayment);

          (iii) third, to the extent that, after giving effect to any reduction of Revolving Credit Commitments and prepayment of Revolving Credit Loans provided for in clause (ii) above, the aggregate amount of all Letter of Credit Liabilities would exceed the Revolving Credit Commitments, the Company shall provide cover for Letter of Credit Liabilities as specified in paragraph (d) below, in an aggregate amount equal to such excess; and

          (iv) fourth, to the extent that after the prepayments pursuant to the foregoing clauses (i), (ii) and (iii) there shall be any outstanding Revolving Credit Commitments or Incremental Loan Commitments of any Series, the amount of such prepayment that would otherwise be required to be made were Loans outstanding shall be applied to the


                               Credit Agreement
                               ----------------
     ratable reduction of the Revolving Credit Commitments and Incremental Loan Commitments of each Series.

Notwithstanding the foregoing, to the extent that at the time of any prepayment described above there are Term Loans outstanding, any Incremental Loan Lender may, by notice to the Company and the Administrative Agent, decline all or any portion (in a minimum amount at least equal to $1,000,000) of the prepayment to which it would otherwise be entitled, provided that the portion of such prepayment so declined by any such Incremental Loan Lender shall be applied to the prepayment of the Term Loans.

          (d) Cover for Letter of Credit Liabilities. In the event that the
              --------------------------------------
Company shall be required pursuant to this Section 2.10, or pursuant to Section 3.01(a) hereof, to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.


          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01 Repayment of Loans.
               ------------------

          (a) Revolving Credit Loans. The Company hereby promises to pay to the
              ----------------------
Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

          (b) Term Loans. The Company hereby promises to pay to the
              ----------
Administrative Agent for account of the Term Loan Lenders the principal of the Term Loans in sixteen installments payable on the Principal Payment Dates set forth below in Column A below (if, as at March 30, 2002, the aggregate Purchase Price of all Qualified Acquisitions shall be $50,000,000 or more), and in Column B below (in all other cases):

     Principal Payment Date
     Falling on Nearest To              Column A                Column B
     ---------------------              --------                --------
       March 30, 2002                   2,708,334               4,062,500
       June 29, 2002                    2,708,334               4,062,500
       September 28, 2002               2,708,334               4,062,500
       December 28, 2002                2,708,334               4,062,500


                               Credit Agreement
                               ----------------

       March 29, 2003                   5,416,666               6,770,833
       June 28, 2003                    5,416,666               6,770,833
       September 27, 2003               5,416,666               6,770,833
       December 27, 2003                5,416,666               6,770,833

       March 27, 2004                   8,125,000              10,833,333
       June 26, 2004                    8,125,000              10,833,333
       September 25, 2004               8,125,000              10,833,333
       December 25, 2004                8,125,000              10,833,333

       March 26, 2005                  20,312,500              14,895,834
       June 25, 2005                   20,312,500              14,895,834
       September 24, 2005              20,312,500              14,895,834
       December 24, 2005               20,312,500              14,895,834

The amortization schedule set forth above has been prepared under the assumption that the initial aggregate amount of the Term Loans will be $146,250,000. In the event that on the close of business of the Special Increase Date, after giving effect to any increase of Term Loan Commitments pursuant to Section 2.04(d), such aggregate amount is less than $146,250,000, the shortfall shall be applied to reduce the foregoing installments ratably.

          (c) Incremental Loans. The Company hereby promises to pay to the
              -----------------
Administrative Agent for account of the Incremental Loan Lenders of each Series the principal of the Incremental Loans of such Series in installments in such amounts and on such Principal Payment Dates as shall be agreed upon at the time the Incremental Loan Commitments of such Series shall be established pursuant to
Section 2.01(c) hereof.

          3.02 Interest. The Company hereby promises to pay to the
               --------
Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and
                                           ----

          (b) during each Interest Period for such Loan during which such Loan is a Eurodollar Loan, the Eurodollar Rate for such Interest Period plus the
                                                                        ----
     Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest on all of the Loans or Reimbursement Obligations hereunder at the applicable Post-Default Rate during any period when any Specified Default shall have occurred and for so long as such Specified Default shall be continuing. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the


                               Credit Agreement
                               ----------------

Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.


          Section 4. Payments; Pro Rata Treatment; Computations; Etc.
                     -----------------------------------------------

          4.01 Payments.
               --------

          (a) Payments Generally. Except to the extent otherwise provided
              ------------------
herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account specified by the Administrative Agent and maintained at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Authorization to Debit Accounts. Any Lender for whose account any
              -------------------------------
such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (c) Application of Payments. The Company shall, at the time of making
              -----------------------
each payment under this Agreement for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section
4.02 hereof, may determine to be appropriate).

          (d) Payments by Administrative Agent. Except to the extent otherwise
              --------------------------------
provided in the last sentence of Section 2.03(e) hereof, each payment received by the Administrative Agent under this Agreement for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's


                               Credit Agreement
                               ----------------

Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) Non-Business Days. If the due date of any payment under this
              -----------------
Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 Pro Rata Treatment. Except to the extent otherwise provided
               ------------------
herein: (a) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in
Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit Commitments, Term Loan Commitments and Incremental Loan Commitments of the applicable Series (in the case of the making of Loans) or their respective Revolving Credit Loans, Term Loans and Incremental Loans of the applicable Series (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans, Term Loans and Incremental Loans of any Series by the Company shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans, Term Loans and Incremental Loans of any Series by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 Computations. Interest on Eurodollar Loans and commitment fee and
               ------------
letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 Minimum Amounts. Except for mandatory prepayments made pursuant
               ---------------
to Section 2.10 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, (a) each borrowing, Conversion and partial prepayment of principal of Base Rate Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $100,000 and (b) each


                               Credit Agreement
                               ----------------
borrowing, Continuation, Conversion or partial prepayment of principal of Eurodollar Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), and if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05 Certain Notices. Notices by the Company to the Administrative
               ---------------
Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                      Number of Business
              Notice                                      Days Prior
              ------                                      ----------
     Termination or reduction
       of Commitments                                          5

     Borrowing or prepayment of,
       or Conversions into,
       Base Rate Loans                                         1

     Borrowing or prepayment of,
       Conversions into, Continuations
       as, or duration of Interest
       Period for, Eurodollar Loans                            3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.


                               Credit Agreement
                               ----------------

          4.06 Non-Receipt of Funds by the Administrative Agent. Unless the
               ------------------------------------------------
Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the
 -----
Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be
                                 ----------------
effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by
                             ------------
the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s)
                                     --------
nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section
     3.02 to pay interest at the Post-Default Rate in respect of the Required Payment, and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in
     Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.


                               Credit Agreement
                               ----------------

          4.07  Sharing of Payments, Etc.
                -------------------------

          (a) Right of Off-Set. Each Obligor agrees that, in addition to (and
              ----------------
without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that
                                                                   --------
such Lender's failure to give such notice shall not affect the validity thereof.

          (b) Sharing of Payments. If any Lender shall obtain from any Obligor
              -------------------
payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Off-Sets by Participants. The Company agrees that any Lender so
              ------------------------
purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) No Obligation to Off-Set. Nothing contained herein shall require
              ------------------------
any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender


                               Credit Agreement
                               ----------------
receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5.  Yield Protection, Etc.
                      ----------------------

          5.01  Additional Costs.
                ----------------

          (a) Regulatory Change, Etc. The Company shall pay directly to each
              -----------------------
Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change
                     ----------------
that:

          (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office and excluding any U.S. Taxes, under and as defined in Section 5.07(a) hereof, that would not be payable under the proviso in the first paragraph of said Section 5.07(a)); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Eurodollar Rate for any Interest Period for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

          (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Loans of any other Type into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable),


                               Credit Agreement
                               ----------------
provided that such suspension shall not affect the right of such Lender to
--------
receive the compensation so requested.

          (b) Capital Requirements. Without limiting the effect of the
              --------------------
foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such holding company) to a level below that which such Lender (or any Applicable Lending Office or such holding company) could have achieved but for such law, regulation, interpretation, directive or request).

          (c) Notice to Company. Each Lender shall notify the Company of any
              -----------------
event occurring after the date hereof entitling such Lender to compensation under Section 5.01(a) or 5.01(b) hereof as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after
--------
it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under Section 5.01(a) or 5.01(b) hereof. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to
Section 5.01(a) hereof, or of the effect of capital maintained pursuant to
Section 5.01(b) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are
                           --------
made on a reasonable basis.

          5.02 Limitation on Types of Loans. Anything herein to the contrary
               ----------------------------
notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate under the


                               Credit Agreement
                               ----------------
second sentence of the definition of the term "Eurodollar Base Rate" in Section
1.01 hereof for any Interest Period for any Eurodollar Loan;

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the second sentence of the definition of the term "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders, if the related Loans are Term Loans, the Majority Term Loan Lenders or if the related Loans are Incremental Loans of any Series, the Majority Incremental Loan Lenders of such Series, determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the second sentence of the definition of the term "Eurodollar Base Rate" in Section
     1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Loans of any other Type into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.09 hereof.

          5.03 Illegality. Notwithstanding any other provision of this
               ----------
Agreement, in the event that it becomes unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 Treatment of Affected Loans. If the obligation of any Lender to
               ---------------------------
make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives


                               Credit Agreement
                               ----------------
notice as provided below that the circumstances specified in Section 5.01 or
5.03 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

               (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Converted into Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate Loans and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

               5.05 Compensation. The Company shall pay to the Administrative
                    ------------
Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

               (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the

                               Credit Agreement
                               ----------------
applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

               5.06 Additional Costs in Respect of Letters of Credit. Without
                    ------------------------------------------------
limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Company shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

               5.07 U.S. Taxes.
                    ----------

               (a)  Gross-up for Deduction or Withholding of U.S. Taxes. The
                    ---------------------------------------------------
Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation
                                          --------
to pay such additional amounts shall not apply:

               (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

                               Credit Agreement
                               ----------------

               (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes hereof, (A) "U.S. Person" means a citizen, national or resident
                              -----------
of the United States of America, a corporation, limited liability company, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" means any present or future tax, assessment or other charge or levy
 ----------
imposed by or on behalf of the United States of America or any taxing authority thereof, (C) "Form 1001" means Form 1001 (Ownership, Exemption, or Reduced Rate
              ---------
Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" means Form 4224 (Exemption from Withholding of Tax on Income
         ---------
Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America. Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

               (b)  Evidence of Deduction, Etc. Within 30 days after paying any
                    --------------------------
amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).


               Section 6.  Guarantee.
                           ---------

               6.01 The Guarantee. The Subsidiary Guarantors hereby jointly
                    -------------
and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under this Agreement and by any Obligor under any of the other Loan Documents (including, without limitation, all Reimbursement Obligations), and all obligations of the Company or any of its Subsidiaries to any Lender or any affiliate of a Lender in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further
            ----------------------
jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the

                               Credit Agreement
                               ----------------

Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

               For purposes hereof, it is understood any Guaranteed Obligations to a Person arising under an agreement entered into at the time such Person (or an affiliate thereof) is a "Lender" party to this Agreement shall nevertheless continue to constitute Guaranteed Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Loans, Reimbursement Obligations and other interests in this Agreement and, therefor, at the time a claim is to be made in respect of such Guaranteed Obligations, such Person (or its affiliate) is no longer a "Lender" party to this Agreement.

               6.02 Obligations Unconditional. The obligations of the
                    -------------------------
Subsidiary Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

                               Credit Agreement
                               ----------------

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

               6.03 Reinstatement. The obligations of the Subsidiary Guarantors
                    -------------
under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

               6.04 Subrogation. The Subsidiary Guarantors hereby jointly and
                    -----------
severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Company or any other Subsidiary Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

               6.05 Remedies. The Subsidiary Guarantors jointly and severally
                    --------
agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Company under this Agreement may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

               6.06 Instrument for the Payment of Money. Each Subsidiary
                    -----------------------------------
Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                               Credit Agreement
                               ----------------

               6.07 Continuing Guarantee. The guarantee in this Section 6 is
                    --------------------
a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

               6.08 Rights of Contribution. The Subsidiary Guarantors hereby
                    ----------------------
agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

               For purposes of this Section 6.08, (i) "Excess Funding
                                                       --------------
Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary
---------
Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any
                              --------------
Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share"
                                                                --------------
shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Company and the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder and under the other Loan Documents) of the Company and the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

               6.09 General Limitation on Guarantee Obligations. In any
                    -------------------------------------------
action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of

                               Credit Agreement
                               ----------------
such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


               Section 7.  Conditions Precedent.
                           --------------------

               7.01 Initial Extension of Credit. The effectiveness of this
                    ---------------------------
Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby) and the obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan or issuing a Letter of Credit) is subject to the conditions precedent that (i) such effectiveness shall occur on or before the Term Loan Commitment Termination Date and (ii) the Administrative Agent shall have received the following documents (with, in the case of clauses (a), (b), (c) and (d) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

               (a)  Corporate Documents. Certified copies of the charter and
                    -------------------
          by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

               (b)  Officer's Certificate. A certificate of the Chief Financial
                    ---------------------
          Officer of the Company, dated the Effective Date, to the effect (i) set forth in the first sentence of Section 7.02 hereof and (ii) detailing compliance by the Company with all covenants set forth in
          Section 9.10 hereof as of the Effective Date.

               (c)  Opinions of Counsel to the Obligors. Opinions, dated the
                    -----------------------------------
          Effective Date, of (i) Wachtell, Lipton, Rosen & Katz, special New York counsel to the Obligors, substantially in the form of Exhibit E-1 hereto and (ii) David Stigler, Esq., General Counsel of the Obligors, substantially in the form of Exhibit E-2 hereof, in each case covering such other matters as the Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs each such counsel to deliver such opinion to the Lenders and the Administrative Agent).

               (d)  Opinion of Special New York Counsel to Chase. An opinion,
                    --------------------------------------------
          dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel

                               Credit Agreement
                               ----------------
     to Chase, substantially in the form of Exhibit F hereto (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

               (e)  Notes. The Notes, duly completed and executed for each
                    -----
     Lender that shall have requested the same pursuant to Section 2.08(e) hereof.

               (f)  Security Agreement. To the extent not previously delivered
                    ------------------
     under the Existing Credit Agreement or the Security Agreement, evidence that each Obligor has taken such action (including, without limitation, delivering appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent may have requested in order to perfect the security interests created pursuant to the Security Agreement.

               (g)  Mortgages and Title Insurance. The following documents, each
                    -----------------------------
     of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent (in each case to the extent not already effected):

                    (i) with respect to each Mortgage, an instrument of Modification and Confirmation pursuant to which such Mortgage shall have been amended in form and substance satisfactory to the Administrative Agent (and in the case of the Mortgage relating to the Company's headquarters site in Windsor, Connecticut, in the form of Exhibit B-2 hereto) to spread the Lien thereof to secure the obligations under this Agreement, in each case duly executed, acknowledged and delivered (in such number of copies as the Administrative Agent shall have requested) by the respective parties thereto, together with, in the case of any Mortgage covering a leasehold interest, a consent of the respective landlord thereunder (to the extent required under the respective lease); and

                    (ii) mortgagee down-date continuation reports for, and modification/date-down endorsements to, the title policy issued pursuant to the Existing Credit Agreement relating to the Company's headquarters site in Windsor, Connecticut, subject only to such exceptions as shall be satisfactory to the Majority Lenders;

                    (iii) for filing in the appropriate county land offices,
               Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed; and

                    (iv) such other documents as may be reasonably requested by the title companies to record the instruments of Modification and Confirmation and to issue the modification/date-down endorsements.

     In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and shall have paid to the Title Companies an amount equal to the recording and stamp taxes

                               Credit Agreement
                               ----------------
     payable in connection with recording the Mortgages in the appropriate county land office(s).

               (h)  Insurance. Certificates of insurance evidencing the
                    ---------
     existence of all insurance required to be maintained by the Company pursuant to Section 9.04 hereof and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by said Section 9.04, such certificates to be in such form and contain such information as is specified in said
     Section 9.04.

               (i)  Solvency Analysis. A certificate of the Chief Financial
                    -----------------
     Officer of the Company to the effect that, as of the Effective Date and after giving effect to the initial extension of credit hereunder and to the other transactions contemplated hereby, (i) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable
                     ---
     time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. Such certificate shall also state that the financial projections and underlying assumptions upon which such conclusions are based are fair and reasonable and accurately computed.

               (j)  Payment of Certain Amounts; Additional Indebtedness.
                    ---------------------------------------------------
     Evidence that all amounts owing to the Existing Lenders under the Existing Credit Agreement (including, without limitation, all amounts owing in respect of principal and accrued and unpaid interest and fees and amounts owing pursuant to Section 5.05 of the Existing Credit Agreement) shall have been paid to such Existing Lenders in full in the manner contemplated by
     Section 2.01(e) hereof. Evidence that as of the Effective Date no Indebtedness exists of the Company or any of its Subsidiaries except for Indebtedness permitted hereby.

               (k)  Environmental Survey and Questionnaire. An environmental
                    --------------------------------------
     risk questionnaire with respect to each of the existing sites and facilities that are owned, operated or leased by the Company or any of its Subsidiaries, and such environmental questionnaire (containing such inquiries with respect to environmental matters as shall have been requested by any Lender), and the responses thereto, shall be in form and substance satisfactory to the Administrative Agent.

                               Credit Agreement
                               ----------------

               (l)  Financial Statements. To the extent not previously
                    --------------------
     delivered, (i) the financial statements as at September 26, 1998 and June 26, 1999 referred to in Section 8.02 hereof together with a certificate of the Chief Financial Officer of the Company making the representations set out in said Section 8.02 and (ii) a certificate of the Chief Financial Officer of the Company calculating EBITDA for the four quarter period ended on June 26, 1999.

               (m)  Intercompany Subordination Agreements. A Subordination
                    -------------------------------------
     Agreement between ADVO Investment Company, Inc., the Company and the Administrative Agent, between MailCoups, Inc., the Company and the Administrative Agent, and between MBV, Inc., the Company and the Administrative Agent, each of which shall be substantially in the form of the respective Subordination Agreements dated as of March 4, 1996 executed and delivered by ADVO Investment Company, Inc. and MBV, Inc. pursuant to the Existing Credit Agreement.

               (n)  Other Documents. Such other documents as the Administrative
                    ---------------
     Agent or any Lender or special New York counsel to Chase may reasonably request.

The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Company of such fees as the Company shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

               7.02 Initial and Subsequent Extensions of Credit. The obligation
                    -------------------------------------------
of the Lenders to make any Loan or otherwise extend credit to the Company upon the occasion of each borrowing or other extension of credit hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

               (a)  no Default shall have occurred and be continuing; and

               (b)  the representations and warranties made by the Company in
     Section 8 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise

                               Credit Agreement
                               ----------------
notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).


               Section 8.  Representations and Warranties. The Company
                           ------------------------------
represents and warrants to the Administrative Agent and the Lenders that:

               8.01 Corporate Existence. Each of the Company and its
                    -------------------
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

               8.02 Financial Condition. The Company has heretofore furnished to
                    -------------------
each of the Lenders the following financial statements :

               (i) consolidated balance sheets of the Company and its Subsidiaries as at September 26, 1998 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young LLP, and

               (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as at June 26, 1999 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the nine-month period ended on such date.

All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Subsidiaries and the consolidated results of their operations for the fiscal year and nine-month period ended on said dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company and its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since September 26, 1998, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Subsidiaries from that set forth in said financial statements as at said date.

               8.03 Litigation. Except as set forth in Schedule V hereto, there
                    ----------
are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that could reasonably be expected (either individually or in the

                               Credit Agreement
                               ----------------
aggregate) to have a Material Adverse Effect, or that seek to enjoin or otherwise challenge any of the transactions contemplated by this Agreement.

                  8.04 No Breach. None of the execution and delivery of this
                       ---------
Agreement and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  8.05 Action. Each Obligor has all necessary corporate power,
                       ------
authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.06 Approvals. No authorizations, approvals or consents of,
                       ---------
and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

                  8.07 Use of Credit. Neither the Company nor any of its
                       -------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock (other than shares of stock of the Company permitted under Section 9.09(c) hereof). Not more than 25% of the aggregate assets of the Company and its Subsidiaries consists of Margin Stock.

                  8.08 ERISA. Each Plan, and, to the knowledge of the Company,
                       -----
each Multiemployer Plan, is in compliance in all material respects with, and has been administered in

                               Credit Agreement
                               ----------------
all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof.

                  8.09 Taxes. The Company and its Subsidiaries are members of an
                       -----
affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Except as set forth in Schedule VI hereto, the Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. Except as set forth in Schedule VI hereto, the Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

                  8.10 Investment Company Act. Neither the Company nor any of
                       ----------------------
its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  8.11 Public Utility Holding Company Act. Neither the Company
                       ----------------------------------
nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  8.12 Material Agreements and Liens.
                       -----------------------------

                  (a) Indebtedness. Part A of Schedule II hereto is a complete
                      ------------
and correct list of each credit agreement, loan agreement, indenture, agreement for purchase of Property or services, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries outstanding on the date hereof as to which (in the case of any such arrangement) the aggregate principal or face amount equals or exceeds (or may equal or exceed) $500,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule II.

                  (b) Liens. Part B of Schedule II hereto is a complete and
                      -----
correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule II.

                               Credit Agreement
                               ----------------

                  8.13 Environmental Matters. Each of the Company and its
                       ---------------------
Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. Except as set forth on
Schedule VII hereto, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or (to the knowledge of the Company) threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

                  8.14 Capitalization. The authorized capital stock of the
                       --------------
Company consists, on November 26, 1999, of an aggregate of 45,000,000 shares consisting of (i) 40,000,000 shares of common stock, par value $.01 per share (of which on November 26, 1999, 20,631,648 shares were duly and validly issued and outstanding, excluding 8,841,240 shares which were held in treasury), each of which shares is fully paid and nonassessable and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, none of which shares are outstanding (or held in treasury). The Company has no shares reserved for issuance except that, as of November 26, 1999, there were 3,356,044 shares of common stock reserved for issuance pursuant to the existing employee option plans and 500,000 shares of Series B Participating Preferred Stock, par value $.01 per share ("Series B Preferred Shares") reserved for issuance upon exercise of the Rights
  -------------------------
(the "Rights") to purchase Series B Preferred Shares, issued pursuant to the
      ------
Stockholder Protection Rights Agreement dated as of February 5, 1993 by and between the Company and Mellon Securities Trust Company, as Rights Agent (the "Rights Agreement"). As of the date hereof less than 1% of such issued and
 ----------------
outstanding shares of common stock are owned beneficially and of record by Warburg Pincus and Warburg Affiliates.

                               Credit Agreement
                               ----------------

                  As of the date hereof, except for the Rights, (x) there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

                  8.15 Subsidiaries, Etc.
                       -----------------

                  (a) Subsidiaries. Set forth in Part A of Schedule III hereto
                      ------------
is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto,
(x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  (b) Investments. Set forth in Part B of Schedule III hereto is
                      -----------
a complete and correct list of all Investments (other than Investments disclosed in Part A of said Schedule III hereto and other than Investments of the type referred to in clauses (b), (c), (d) or (e) of Section 9.08 hereof) held by the Company or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                  (c) Absence of Certain Restrictions. None of the Subsidiaries
                      -------------------------------
of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.16(c) hereof.

                  8.16 Title to Assets. The Company owns and has on the date
                       ---------------
hereof good and marketable title (subject only to Liens permitted by Section
9.06 hereof) to the material Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). The Company owns and has on the date hereof good and marketable title to, and enjoys on the date hereof peaceful and undisturbed

                               Credit Agreement
                               ----------------
possession of, all material Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of its businesses.

                  8.17 True and Complete Disclosure. The information, reports,
                       ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Information Memorandum) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

                  8.18 Real Property. Set forth on Schedule IV attached hereto
                       -------------
is a list, as of the date hereof, of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

                  8.19 Year 2000 Issues. Any reprogramming required to permit
                       ----------------
the proper functioning, in and following the year 2000, of (i) the computer systems of the Company and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Company and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed in all material respects. The computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company and its Subsidiaries to conduct its business without a Material Adverse Effect.

                               Credit Agreement
                               ----------------

          Section 9. Covenants of the Company. The Company covenants and agrees
                     ------------------------
with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

          9.01 Financial Statements Etc. The Company shall deliver to the
               ------------------------
Administrative Agent, together with copies for each of the Lenders (which copies the Administrative Agent shall promptly forward to the Lenders):

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Company was not in compliance with Section 9.10 hereof, insofar as such Section relates to accounting matters;

          (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                               Credit Agreement
                               ----------------

          (d) promptly upon the mailing thereof to the shareholders of the Company generally or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed, and promptly following the receipt thereof by the Company, copies of any notices or demands made by any holder (or a trustee for any holder) of any Subordinated Indebtedness to or upon the Company;

          (e) as soon as possible, and in any event within twenty Business Days after the Company knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the notice requirement of Section 4043(a) of ERISA (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
          Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
          Section 412(d) of the Code); and any request for a waiver under
          Section 412(d) of the Code for any Plan;

                    (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                    (iii) the institution by the PBGC of proceedings under
          Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                               Credit Agreement
                               ----------------

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (f) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

          (g) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Company will furnish to the Administrative Agent, together with copies for each of the Lenders (which copies the Administrative Agent shall promptly forward to the Lenders), at the time it furnishes each set of financial statements pursuant to Section 9.01(a) or 9.01(b) hereof, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07(g), 9.08(g), 9.09(b) and 9.10 hereof as of the end of the respective monthly accounting period, quarterly fiscal period or fiscal year. During the fourth fiscal quarter of each fiscal year of the Company, the Company will furnish to the Administrative Agent, together with copies for each of the Lenders (which copies the Administrative Agent shall promptly forward to the Lenders) a copy of the Company's business plan and projections for the upcoming fiscal year. During the first fiscal quarter of each fiscal year of the Company, the Company will hold a meeting with the Lenders at which time the Company will discuss its business and operations and projections for such fiscal year.

          9.02 Litigation. The Company will promptly give to the Administrative
               ----------
Agent, together with copies for each of the Lenders (which copies the Administrative Agent shall promptly forward to the Lenders), notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or

                               Credit Agreement
                               ----------------
in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Administrative Agent, together with copies for each Lender (which copies the Administrative Agent shall promptly forward to the Lenders), notice of the assertion of any environmental matter by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

          9.03  Existence, Etc. The Company will, and will cause each of its
                --------------
Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
     Section 9.03 shall prohibit any transaction expressly permitted under
     Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Lender or the Administrative Agent, during normal business hours and upon reasonable notice to the Company, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

          9.04  Insurance. The Company will, and will cause each of its
                ---------
Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the

                               Credit Agreement
                               ----------------
amounts customarily maintained by such corporations, provided that in any event the Company will maintain property damage insurance with respect to the tangible personal and real property subject to the Liens of the Security Documents in such amounts, and subject to such deductibles, as shall be satisfactory to the Administrative Agent, and shall name the Administrative Agent as loss payee under each policy of such insurance.

          9.05  Prohibition of Fundamental Changes.
                ----------------------------------

          (a)  Mergers and Consolidations. The Company will not, nor will it
               --------------------------
permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          (b)  Acquisitions. The Company will not, nor will it permit any of its
               ------------
Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08(g) hereof, and Capital Expenditures.

          (c)  Dispositions. The Company will not, nor will it permit any of its
               ------------
Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding the sale of (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business,
(ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms, (iii) after the date hereof, Property with an aggregate value of $25,000,000, so long as any such Disposition or Dispositions will not materially adversely affect EBITDA (as determined by the Majority Lenders), (iv) the sale (and simultaneous lease-back) by the Company of its headquarters facility in Windsor, Connecticut in connection with the incurrence of Indebtedness permitted under Section 9.07(f) hereof, (v) the sale of accounts receivable arising with respect to one or more particular customers up to an aggregate amount not exceeding $5,000,000 during any fiscal year and (vi) the factoring of accounts receivable arising with respect to one or more particular customers up to an aggregate outstanding amount at any one time of $5,000,000).

          (d)  Certain Exclusions. Notwithstanding the foregoing provisions of
               ------------------
this Section 9.05:

          (i) any Wholly Owned Subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other Wholly Owned Subsidiary of the Company;

          (ii) any Wholly Owned Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or another Wholly Owned Subsidiary of the Company; and

                               Credit Agreement
                               ----------------

          (iii) to the extent the respective transaction is not permitted by the exceptions set forth in Section 9.05(b) hereof, the Company or a Wholly Owned Subsidiary of the Company may acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person, so long as:

                    (A) the aggregate Purchase Price of all such acquisitions after the date hereof shall not exceed $100,000,000;

                    (B) after giving effect to such acquisition the Company shall be in compliance with Section 9.10 hereof (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the fiscal quarter most recently ended prior to the date of such acquisition for which financial statements of the Company and its Subsidiaries are available, under the assumption that such acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such acquisition), and the Company shall have delivered to the Administrative Agent a certificate of the Chief Financial Officer showing such calculations in reasonable detail to demonstrate such compliance; and

                    (C) immediately prior to such acquisition and after giving effect thereto, no Default shall have occurred and be continuing.

          9.06 Limitation on Liens. The Company will not, nor will it permit any
               -------------------
of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents;

          (b)  Liens in existence on the date hereof and listed in Part B of
     Schedule II hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule II);

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate

                               Credit Agreement
                               ----------------
     proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (h) Liens covering the headquarters facility of the Company in Windsor, Connecticut arising as a result of the sale and leaseback of such facility as permitted under Section 9.07(f) hereof; and

          (i) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens secures Indebtedness under
     Section 9.07(g) hereof and which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no
                                                            --------
     such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon and
     (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise).

          9.07 Indebtedness. The Company will not, nor will it permit any of its
               ------------
Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Lenders hereunder;

          (b)  Indebtedness (herein, "Acquired Indebtedness") of a Subsidiary
                                      ---------------------
     acquired in accordance with Section 9.05(d)(iii) hereof, so long as such Indebtedness is in existence on the date such acquisition is consummated and was not created in anticipation thereof;

                               Credit Agreement
                               ----------------

          (c) Indebtedness outstanding on the date hereof and listed in Part A of Schedule II hereto (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on said Schedule II);

          (d) Subordinated Indebtedness incurred after the Effective Date in accordance with Section 9.12(a) hereof in an aggregate principal amount up to but not exceeding $200,000,000, so long as no Event of Default or breach of any covenant hereunder is in existence at the time of any such incurrence or would be created by such incurrence;

          (e) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

          (f) Indebtedness of the Company arising in connection with a sale and leaseback of the Company's headquarters facility in Windsor, Connecticut, so long as the aggregate amount thereof shall not exceed $15,000,000; and

          (g) additional Indebtedness of the Company and its Subsidiaries (including, without limitation, Capital Lease Obligations and other Indebtedness secured by Liens permitted under Sections 9.06(i) hereof) up to but not exceeding $3,500,000 at any one time outstanding.

          9.08  Investments. The Company will not, nor will it permit any of its
                -----------
Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in Part B of Schedule III hereto;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) Investments by the Company and its Subsidiaries in the Company and its Subsidiaries;

          (e) Hedging Agreements entered into in the ordinary course of business and not for speculative purposes, provided that any Equity Hedging
                                                --------
     Arrangement must provide that the Company has the option to settle its obligations thereunder by delivery of shares of stock of the Company (and shall not be obligated to settle by paying cash thereunder);

          (f)  Investments in respect of Qualified Acquisitions; and

                               Credit Agreement
                               ----------------

          (g) additional Investments of up to but not exceeding $10,000,000 in the aggregate during any fiscal year, provided that in no event shall the
                                           --------
     aggregate amount of all such investments exceed $25,000,000.

          9.09  Dividend Payments. The Company will not, nor will it permit any
                -----------------
of its Subsidiaries to, declare or make any Dividend Payment at any time; provided that, so long as at the time thereof and after giving effect thereto no Default shall have occurred and be continuing, the Company may:

          (a) at any time after the Effective Date, declare and make Dividend Payments in cash in an amount equal to 2.5 cents per share for each fiscal quarter (appropriately adjusted to give effect to any stock splits, stock dividends or other dilutive events);

          (b) at any time after the Effective Date, declare additional Dividend Payments payable in cash within 60 days after the date of declaration thereof, so long as, on the date of declaration of such Dividend Payment (the "Current Dividend Payment") and after giving effect thereto:
           ------------------------

                    (i) the aggregate amount of the Current Dividend Payment, and of all prior Dividend Payments declared under this clause (b) during the period commencing on the Effective Date through and including the date of the Current Dividend Payment shall not exceed 40% of Excess Cash Flow for the period (treated for these purposes as a single accounting period) commencing on the Effective Date through and including the last day of the quarterly fiscal period of the Company most recently ended prior to the date of declaration of the Current Dividend Payment;

                    (ii) the Total Debt Ratio as at the date of declaration of the Current Dividend Payment (and after giving effect thereto) shall be less than 3.75 to 1 and the Company would have been in compliance with Section 9.10(c) hereof as at the last day of the most recently ended fiscal quarter under the assumption that Fixed Charges for the period of four consecutive fiscal quarters ended on such last day had been determined on a pro forma basis to include such Dividend Payment and all other Dividend Payments made under this clause (b) subsequent to such last day; and

                    (iii) the Company shall have delivered to the Administrative Agent, at least ten Business Days (but not more than twenty Business
          Days) prior to the date of declaration of the Current Dividend Payment, a certificate of a senior financial officer of the Company setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate,

                               Credit Agreement
                               ----------------
     it being understood that Dividend Payments under the foregoing clause (a) are neither subject to this clause (b) nor included in determining the amount of Dividend Payments permitted to be made under this clause (b) and that any Dividend Payment declared in accordance with the foregoing provisions of this clause (b) shall not be subject to additional conditions under this Agreement so long as the same is paid in cash within sixty days of the date of such declaration; and

          (c) at any time after the Effective Date, repurchase shares of its capital stock from the holders thereof from the proceeds of Loans hereunder so long as the aggregate amount of such repurchases shall not exceed $115,000,000 after the date hereof.

          Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

          9.10  Certain Financial Covenants.
                ---------------------------

          (a)  Total Debt Ratio. The Company will not permit the Total Debt
               ----------------
Ratio to exceed the following respective ratios at any time during the following respective periods:

          Period                                             Ratio
          ------                                             -----

     From the Effective Date                                3.75 to 1
       through September 30, 2000

     From October 1, 2000                                   3.50 to 1
       through September 29, 2001

     From September 30, 2001                                3.25 to 1
       through September 28, 2002

     From September 29, 2002                                3.00 to 1
       and thereafter

          (b)  Interest Coverage Ratio. The Company will cause the Interest
               -----------------------
Coverage Ratio to exceed 2.50 to 1 on the Effective Date and at all times thereafter.

          (c)  Fixed Charges Ratio. The Company will cause the Fixed Charges
               -------------------
Ratio to exceed 1.05 to 1 on the Effective Date and at all times thereafter.

          9.11  Interest Rate Protection Agreements. The Company will within 90
                -----------------------------------
days of the Effective Date enter into, and thereafter maintain in full force and effect, one or more Interest Rate Protection Agreements with one or more of the Lenders (and/or with a bank or other financial institution reasonably satisfactory to the Administrative Agent), that effectively enables the Company (in a manner satisfactory to the Administrative Agent) to protect itself, for a period

                               Credit Agreement
                               ----------------
of at least 3 years measured from the Effective Date, against three-month London interbank offered rates exceeding 8% per annum as to a notional principal amount at least equal to the sum of $100,000,000 plus, within 90 days after the making
                                          ----
hereunder of any Incremental Loans of any Series, 75% of principal amount thereof, in each case upon terms and conditions satisfactory to the Administrative Agent.

          9.12  Subordinated Indebtedness.
                -------------------------

          (a)  Incurrence. The Company may incur additional Indebtedness so long
               ----------
as

          (i) such additional Indebtedness is subordinated to the obligations of the Company to pay principal of and interest on the Loans and the other obligations hereunder and under the Loan Documents on terms of subordination, and pursuant to documentation containing other terms (including, without limitation, interest, amortization, covenants and events of default), in each case in form and substance reasonably satisfactory to the Majority Lenders;

          (ii) no principal payments with respect to such Indebtedness shall be due prior to the date that is at least one year after the loans hereunder have matured;

          (iii) such Indebtedness is not secured by any Lien on property of the Company or any Subsidiary; and

          (iv) at the time of such incurrence, and after giving effect thereto, no Default shall have occurred and be continuing and the Company shall be in pro forma compliance with Section 9.10 hereof (the determination of such pro forma compliance to be calculated, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of the Company and its Subsidiaries are available, under the assumption that such incurrence shall have occurred at the beginning of the applicable period) and the Company shall have delivered to the Administrative Agent a certificate of a financial officer showing such calculation in reasonable detail to demonstrate such compliance.

Any Subsidiary Guarantor may Guarantee such Indebtedness so long as such Guarantee is similarly subordinated to the Guarantee of such Subsidiary Guarantor hereunder upon terms (including, without limitation, terms of subordination) in form and substance reasonably satisfactory to the Majority Lenders.

          (b)  Payments and Prepayments. The Company will not, nor will it
               ------------------------
permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except

                               Credit Agreement
                               ----------------
for regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness.

          9.13  Lines of Business. The Company will not, nor will it permit any
                -----------------
of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than lines of business substantially similar to that conducted by the Company and its Subsidiaries on the date hereof, provided that
                                                                  --------
the Company and its Subsidiaries may, to the extent otherwise permitted under this Agreement, engage in ventures that are complimentary to the existing lines of business of the Company and its Subsidiaries.

          9.14  Transactions with Affiliates. Except as expressly permitted by
                ----------------------------
this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided
                                                                        --------
that, notwithstanding the foregoing:

          (w) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity,

          (x) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate,

          (y) the Company and its Subsidiaries may make Permitted Investments in the Warburg Pincus Cash Reserve Fund meeting the requirements of the definition of "Permitted Investments" in Section 1.01 hereof, and

          (z) the Company may repurchase shares of its capital stock from Warburg Pincus and the Warburg Affiliates to the extent permitted under
     Section 9.09(c) hereof.

          9.15  Use of Proceeds. The Company will use the proceeds of the
                ---------------
Revolving Credit and Incremental Loans hereunder to fund ongoing working capital and capital expenditures of the Company and its Subsidiaries, to finance the repurchase of shares of its stock as contemplated by Section 9.09(c) hereof, to refinance outstandings under the Existing Credit Agreement and to provide funds for the general corporate purposes (including acquisitions) of the Company and its Subsidiaries, and the proceeds of the Term Loans will be used to refinance outstandings under the Existing Credit Agreement, in each case in compliance with all applicable

                               Credit Agreement
                               ----------------
legal and regulatory requirements, including, without limitation, Regulations T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder; provided that (i) any borrowing of Revolving
                                --------
Credit Loans hereunder that would constitute a utilization of any Reserved Commitment Amount shall be applied solely to make Capital Expenditures or Qualified Acquisitions, or to make prepayments of Loans under Section 2.10(c) hereof and (ii) neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

          9.16  Certain Obligations Respecting Subsidiaries, Etc.
                ------------------------------------------------

          (a)  Subsidiary Guarantors. The Company will take such action, and
               ---------------------
will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new entity that shall constitute a Subsidiary hereunder, the Company and its Subsidiaries will cause such new Subsidiary to

          (i) become a "Subsidiary Guarantor" hereunder, and a "Securing Party" under the Security Agreement, pursuant to a Guarantee Assumption Agreement,

          (ii) cause such Subsidiary to take such action (including, without limitation, delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements and executing and delivering mortgages or deeds of trust covering the real Property and fixtures owned or leased by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the Property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder and

          (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof on the Effective Date or as the Administrative Agent shall have requested.

          (b)  Ownership of Subsidiaries. The Company will, and will cause each
               -------------------------
of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

          (c)  Certain Restrictions. The Company will not, and will not permit
               --------------------
any of its Subsidiaries to, enter into, after the date hereof, any indenture, agreement, instrument or other

                               Credit Agreement
                               ----------------
arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens or, in the case of its Subsidiaries, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          9.17  Modifications of Certain Documents. The Company will not consent
                ----------------------------------
to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness without the prior consent of the Administrative Agent (with the approval of the Majority Lenders).

          9.18  Obligations Relating to Collateral Security. The Company agrees
                -------------------------------------------
that in the event it shall, after the date hereof, enter into new lease with respect to a mail processing facility (whether a new or an existing facility), it will use its best efforts to obtain from the respective landlord a consent for the execution and delivery by the Company of a Mortgage covering such leasehold interest (in which event, upon obtaining such consent, it shall immediately execute and deliver to the Administrative Agent an appropriate Mortgage covering such leasehold interest).

          Section 10. Events of Default. If one or more of the following events
                      -----------------
(herein called "Events of Default") shall occur and be continuing:
                -----------------

          (a) The Company shall default in the payment when due (whether at stated maturity or at mandatory or optional prepayment) of (i) any principal of any Loan or Reimbursement Obligation, (ii) any interest on any Loan or Reimbursement Obligation or (iii) any fee or any other amount payable by it hereunder or under any other Loan Document and, in the case of any such default in the payment of any fee or other amount, such default shall continue for two or more Business Days; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $2,000,000 or more (excluding any Indebtedness constituting "Subordinated Debt" under and as defined in the Intercompany Subordination Agreements); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any event specified in any Hedging Agreement to which any Obligor is a party shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $2,000,000 or more to become due; or

                               Credit Agreement
                               ----------------

          (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) Any of the following shall occur and be continuing: (i) the Company shall default in the performance of any of its obligations under any of Sections 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.12, 9.16 or 9.17
     hereof; (ii) any Obligor shall default in the performance of any of its obligations under Section 5.02 of the Security Agreement; or (iii) any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

          (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money of $1,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where

                               Credit Agreement
                               ----------------
     the insurer has admitted liability in respect of such judgment) or of $10,000,000 or more in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

           (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

           (j) There shall have been asserted against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Company or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries, Affiliates or predecessors that, in the reasonable judgment of the Majority Lenders, are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

           (k) Any of the following events shall occur and be continuing:

                 (i) any person or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")
                                                                 ------------
           and Section 13(d) and 14(d) of the Exchange Act (other than Warburg Pincus and the Warburg Affiliates) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
           Act) of more than 30% of the capital stock of the Company on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights);



                               Credit Agreement
                               ----------------

                 (ii) a majority of the Board of Directors of the Company shall no longer be composed of individuals (x) who are members of said Board on the date hereof, (y) whose election or nomination to said Board has been approved by individuals referred to in the foregoing clause (x) constituting at the time of such election or nomination at least a majority of said Board or (z) whose election or nomination to said Board was approved by individuals referred to in the foregoing clauses (x) and (y) constituting at the time of such election or nomination at least a majority of said Board; or

                 (iii) any "change of control" or similar event shall occur and be continuing under any instrument or agreement governing Subordinated Indebtedness if the effect thereof is to require any of such Indebtedness to be prepaid, redeemed or repurchased (or to require the Company to offer to prepay, redeem or repurchase any of such Indebtedness); or

           (l) The Liens created by the Security Documents shall at any time not (other than by reason of the action of the Administrative Agent or any of the Lenders) constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

           (m) The holder of any Indebtedness constituting "Subordinated Debt" under and as defined in the Intercompany Subordination Agreements shall declare any such Indebtedness to be due and payable prior to the stated maturity thereof or commence enforcement of any rights or remedies in respect of such Indebtedness;

THEREUPON:

          (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent may (and shall, upon request of the Majority Lenders), by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and

          (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall



                               Credit Agreement
                               ----------------
     automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

           In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Company hereunder to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Company, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


           Section 11. The Administrative Agent.
                       ------------------------

           11.01 Appointment, Powers and Immunities. Each Lender hereby appoints
                 ----------------------------------
and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
11.05 hereof and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

           (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

           (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;



                             Credit Agreement
                             ----------------

           (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

           (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

           11.02 Reliance by Administrative Agent. The Administrative Agent
                 --------------------------------
shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Lenders of a particular Class or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

           11.03 Defaults. The Administrative Agent shall not be deemed to have
                 --------
knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Lenders of a particular Class, provided that,
                                                             --------
unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Lenders of a particular Class or all of the Lenders.

           11.04 Rights as a Lender. With respect to its Commitments and the
                 ------------------
Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender



                               Credit Agreement
                               ----------------
hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

           11.05 Indemnification. The Lenders agree to indemnify the
                 ---------------
Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender
                                                        --------
shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

           11.06 Non-Reliance on Administrative Agent and Other Lenders. Each
                 ------------------------------------------------------
Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.



                               Credit Agreement
                               ----------------

           11.07 Failure to Act. Except for action expressly required of the
                 --------------
Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

           11.08 Resignation or Removal of Administrative Agent. Subject to the
                 ----------------------------------------------
appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right (following consultation with the Company) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

           11.09 Consents under Other Loan Documents. Except as otherwise
                 -----------------------------------
provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral or terminate all or substantially all of the Liens under any Security Document providing for collateral security, agree to additional obligations being secured by all or substantially all of such collateral security (unless the Lien for such additional obligations shall secure Incremental Loans hereunder or be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of the collateral security thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property that is the



                               Credit Agreement
                               ----------------
subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.

           11.10 Collateral Sub-Agents. Each Lender by its execution and
                 ---------------------
delivery of this Agreement agrees, as contemplated by Section 4.02 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. Each Obligor by its execution and delivery of this Agreement hereby consents to the foregoing.


           Section 12. Miscellaneous.
                       -------------

           12.01 Waiver. No failure on the part of the Administrative Agent or
                 ------
any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

           12.02 Notices. Except in the case of notices and other communications
                 -------
expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

           (a) if to the Company or any Subsidiary Guarantor, to it at One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755, Attention of Chief Financial Officer (Telecopy No. 860-285-6245; Telephone No. 860-285-
     6241);

           (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of John Huber (Telecopy No (212) 270-4584); and

           (c) if to a Lender (including Chase as the Issuing Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Company and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.



                               Credit Agreement
                               ----------------

           12.03 Expenses, Etc. The Company agrees to pay or reimburse each of
                 -------------
the Lenders and the Administrative Agent for: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the extensions of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated);
(b) all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

           The Company hereby agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, trustees, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by the Mortgages or any part of the collateral thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of



                               Credit Agreement
                               ----------------
the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such Release or threatened Release that shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence, or of practices employed by the Company and its Subsidiaries, at such site or facility.

           12.04 Amendments, Etc. Except as otherwise expressly provided in this
                 ---------------
Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company and the Majority Lenders, or by the Company and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that:
                  --------

           (a) no modification, supplement or waiver shall, unless by an instrument signed by each Lender affected thereby or by the Administrative Agent acting with the consent of each Lender affected thereby:

                 (i)  increase or extend the term of any of the Commitments,

                 (ii) extend the date scheduled for final payment of principal of any Loan or Reimbursement Obligations, or forgive the amount of any principal that is payable hereunder,

                 (iii) extend the date scheduled for payment of any interest on any Loan or Reimbursement Obligations, or any fee hereunder, or reduce the rate at which interest is payable thereon or any fee is payable hereunder and

                 (iv)  alter the provisions of Section 4.07(b) hereof;

           (b) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders:

                 (i)  alter the terms of this Section 12.04,

                 (ii) modify the percentage in the definition of the term "Majority Lenders", or modify in any other manner the number or percentage of the Lenders



                               Credit Agreement
                               ----------------
           required to make any determinations or waive any rights hereunder or to modify any provision hereof, or

                 (iii) release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 6 hereof (except in connection with the disposition of Subsidiaries in a transaction permitted hereunder or to which the Majority Lenders shall have consented);

           (c) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent; and

           (d) any modification or supplement of Section 6 hereof shall require the consent of each Subsidiary Guarantor.

           Anything in this Agreement to the contrary notwithstanding, (a) no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Company to satisfy a condition precedent to the making of a Revolving Credit Loan or Incremental Loan of any Series shall be effective against the Revolving Credit Lenders for the purposes of the Revolving Credit Commitments and Incremental Loan Commitments of such Series unless the Majority Revolving Credit Lenders or Majority Incremental Lenders of such Series, as applicable, shall have concurred with such waiver or modification and (b) nothing in this Section 12.04 is intended to limit the provisions of Section 11.09 of this Agreement with respect to amendments to other Loan Documents.

           12.05 Successors and Assigns. This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           12.06 Assignments and Participations.
                 ------------------------------

           (a) No Assignments by Obligors. No Obligor may assign any of its
               --------------------------
rights or obligations hereunder without the prior consent of all of the Lenders and the Administrative Agent.

           (b) Assignments by Lenders. Each Lender may assign any of its Loans,
               ----------------------
its Commitments, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (but only with the consent of, (x) in the case of its outstanding Commitments, the Company and the Administrative Agent, which consent in either case shall not be unreasonably withheld and, (y) in the case of the Revolving Credit Commitment or a Letter of Credit Interest, the Issuing Lender), provided that
--------
           (i) no such consent by the Company or the Administrative Agent or the Issuing Lender shall be required in the case of any assignment to another Lender (or an Affiliate or Approved Fund of any Lender), and no such consent by the Company shall be required

                               Credit Agreement
                               ----------------
         if an Event of Default under clause (a), (f) or (g) of Section 10 hereof has occurred and is continuing;

                  (ii) except to the extent the Company and the Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender or an Affiliate or Approved Fund thereof) shall be in an amount at least equal to $5,000,000;

                  (iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Commitment and Letter of Credit Interest is assigned to the respective assignee;

                  (iv) each such assignment by a Lender of its Term Loans or Term Loan Commitment shall be made in such manner so that the same portion of its Term Loans and Term Loan Commitment is assigned to the respective assignee; and

                  (v) each such assignment by a Lender of its Incremental Loans or Incremental Loan Commitment shall be made in such manner so that the same portion of its Incremental Loans and Incremental Loan Commitment is assigned to the respective assignee.

Upon execution and delivery by the assignor and the assignee to the Company, the Administrative Agent and the Issuing Lender of such Notice of Assignment, and upon consent thereto by the Company, the Administrative Agent and the Issuing Lender to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company, the Administrative Agent and the Issuing Lender), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,500.

                  (c) Participations by Lenders. A Lender may sell or agree to
                      -------------------------
sell to one or more other Persons (each a "Participant") a participation in all
                                           -----------
or any part of any Loans or Letter of credit Interest held by it, or in its Commitments, provided that such Participant shall not have any rights or
             --------
obligations under this Agreement or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loans, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loans, Letter of Credit Interest and Commitments in which

                               Credit Agreement
                               ----------------
no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the term of such Lender's related Commitment,
(ii) extend the date scheduled for final payment of principal of the related Loan or Loans or Reimbursement Obligations, or forgive the amount of any principal that is payable in respect of such Loans or Reimbursement Obligations or (iii) extend the date scheduled for payment of any interest on the related Loan or Loans or Reimbursement Obligations, or any portion of any fee hereunder payable to the Participant, or reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee.

                  (d) Pledges by Lenders. In addition to the assignments and
                      ------------------
participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Company, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder (except that such assignment shall release the assigning Lender to the extent the same is effected in accordance with the provisions of paragraph (b) above).

                  (e) Delivery of Information. A Lender may furnish any
                      -----------------------
information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
Section 12.12(b) hereof.

                  (f) No Assignments to Company or Affiliates, Etc. Anything in
                      --------------------------------------------
this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender, except that this paragraph (f) shall not prohibit any such assignment or participation to any Affiliate of the Company that is a bank or trust company organized under the laws of the United States of America or a State thereof and that is supervised by the Office of the Comptroller of the Currency or the Board of Governors of the Federal Reserve.

                  (g) Maintenance of Register by the Administrative Agent. The
                      ---------------------------------------------------
Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive, and the Company, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender

                               Credit Agreement
                               ----------------
hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (h) Effectiveness of Assignments. Upon its receipt of a duly
                      ----------------------------
completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 12.06 and any written consent to such assignment required by paragraph (b) of this Section 12.06, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (h).

                  12.07 Survival. The obligations of the Company under Sections
                        --------
5.01, 5.05, 5.06, 5.07 and 12.03 hereof, the obligations of each Subsidiary Guarantor under Section 6.03 hereof, and the obligations of the Lenders under
Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                  12.08 Captions. The table of contents and captions and section
                        --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  12.09 Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  12.10 Governing Law; Submission to Jurisdiction. This
                        -----------------------------------------
Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including, without limitation, its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby

                               Credit Agreement
                               ----------------
irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE
                        --------------------
ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  12.12 Treatment of Certain Information; Confidentiality.
                        -------------------------------------------------

                  (a) Sharing of Certain Information. The Company acknowledges
                      ------------------------------
that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of Section 12.12(b) hereof as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

                  (b) Confidentiality. Each Lender and the Administrative Agent
                      ---------------
agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature, any non-public information supplied to it by the Company pursuant to this Agreement that is identified by the Company as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, provided that
                                                                  --------
nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.12), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Lender as provided in
Section 12.12(a) hereof or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit G hereto (or executes

                               Credit Agreement
                               ----------------
and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.12(b), which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans or Letter of Credit Interest hereunder); provided, further, that in no event shall any
                               --------  -------
Lender or the Administrative Agent be obligated or required to return any materials furnished by the Company. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit G hereto shall be superseded by this Section 12.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof.

                  12.13 Security Agreement. Each of the parties hereto
                        ------------------
understands and acknowledges that the Security Agreement dated as of March 4, 1996 between each of the Obligors and the Administrative Agent shall from and after the Effective Date constitute the "Security Agreement" referred to herein and in the other Loan Documents, as the same shall be modified and supplemented from time to time, and that (a) the reference to the "Credit Agreement" in the Security Agreement shall from and after the Effective Date be a reference to this Agreement, as the same shall be amended and supplemented from time to time,
(b) the reference in the second paragraph of the Security Agreement to "$300,000,000" shall from and after the Effective Date be a reference to "$325,000,000 (which, in the circumstances therein specified, may be increased to $425,000,000)", (c) the references in Section 4.01(d) of the Security Agreement to "Section 2.09(d) of the Credit Agreement" shall from and after the Effective Date be references to "Section 2.10(c) of the Credit Agreement", (d) the reference in Section 4.03 of the Security Agreement to "Section 2.10(e)" shall from and after the Effective Date be a reference to "Section 2.10(d)" and
(e) MailCoups, Inc. and Coupon Distributors, Inc. hereby agree to become parties to the Security Agreement as Obligors thereunder and hereby pledge and grant a security interest in the Collateral (as defined thereunder) owned by them.

                  For purposes hereof, it is understood (i) that all obligations of the Company to a Lender (or any affiliate of a Lender) under any Hedging Agreement entered into in accordance with this Agreement shall constitute "Secured Obligations" under the Security Agreement and (ii) any "Secured Obligations" to a Person arising under an agreement entered into at the time such Person (or an affiliate thereof) is a "Lender" party to this Agreement shall nevertheless continue to constitute "Secured Obligations" for purposes of the Security Agreement, notwithstanding that such Person (or its affiliate) may have assigned all of its Loans, Reimbursement Obligations and other interests in this Agreement and, therefor, at the time a claim is to be made in respect of such "Secured Obligations", such Person (or its affiliate) is no longer a "Lender" party to this Agreement.

                               Credit Agreement
                               ----------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                     ADVO, INC.

                                     By  /s/ Chris Hutter
                                         --------------------------------------
                                         Title: Vice President and Treasurer


                             SUBSIDIARY GUARANTORS
                             ---------------------


ADVO INVESTMENT COMPANY, INC.        MBV, INC.


By   /s/ David M. Stigler            By   /s/ David M. Stigler
   ---------------------------------     ---------------------------------------
   Title:  Executive Vice President      Title:  Executive Vice President


ST. TESSIER, INC.                    ADVO CREATIVE SERVICES, INC.


By   /s/ David M. Stigler            By   /s/ David M. Stigler
   --------------------------------      ---------------------------------------
   Title:  Secretary                     Title:  Secretary


VALUE FAIR, INC.                     STIGHEN, INC.


By   /s/ Barbara Tessier             By   /s/ David M. Stigler
   --------------------------------      ---------------------------------------
   Title:  Assistant Secretary           Title:  Secretary



MAILCOUPS, INC.                      COUPON DISTRIBUTORS, INC.


By   /s/ David M. Stigler            By   /s/ David M. Stigler
   ------------------------------        ---------------------------------------
   Title:  Secretary                     Title:  Secretary


                                    LENDERS
                                    -------

                               Credit Agreement
                               ----------------

THE CHASE MANHATTAN BANK             FLEET NATIONAL BANK


By   /s/ John J. Huber               By   /s/ Roger C. Boucher
   -----------------------------         ------------------------------------
     Title:  Managing Director           Title:  Senior Vice President


FIRST UNION NATIONAL BANK            THE BANK OF NOVA SCOTIA


By   /s/ Edward L. Kittrell          By   /s/ M.R. Bradley
   -----------------------------         ------------------------------------
   Title:  Vice President                Title:  Managing Director


THE DAI-ICHI KANGYO BANK LTD.        THE BANK OF NEW YORK


By   /s/ David McCann                By   /s/ Ken Sneider
   -----------------------------         ------------------------------------
   Title:  Vice President                Title:  Vice President


ALLFIRST BANK                        MERITA BANK PLC


By   /s/ W. Blake Hampson            By   /s/  Clifford Abramsky
   -----------------------------         ------------------------------------
   Title:  Vice President                Title:  Vice President

                                     By   /s/ Anu Seppala
                                         ------------------------------------
                                         Title:  Vice President


MICHIGAN NATIONAL BANK               ERSTE BANK DER OESTERREICHISCHEN
                                      SPARKASSEN


By   /s/ Jeffrey W. Billig           By   /s/ Arcinee Hovanessian
   -----------------------------         ------------------------------------
   Title:  Vice President                Title:  Vice President

                                     ERSTE BANK NEW YORK BRANCH


                                     By   /s/ John S. Runnion
                                         ------------------------------------
                                         Title: First Vice President

                               Credit Agreement
                               ----------------

SUNTRUST BANK, CENTRAL FLORIDA       SUMMIT BANK


By   /s/ W. David Wisdom             By   /s/  Donald J. Oberg, Jr.
    ----------------------------         --------------------------------------
    Title:  Vice President               Title:  Vice President


MERCANTILE BANK NATIONAL             CITIZENS BANK OF MASSACHUSETTS
  ASSOCIATION


By   /s/ John H. Phillips            By   /s/ Monica  M. Sheehan
    ----------------------------         --------------------------------------
    Title:  Vice President               Title:  Vice President


WEBSTER BANK


By   /s/ Richard F. DiLorenzo
    -----------------------------
    Title:  Senior Vice President



                               Credit Agreement
                               ----------------

SCHEDULE I

                                 [Commitments]


         [See definitions of "Revolving Credit Commitments" and "Term
                      Loan Commitments" in Section 1.01]







                        Schedule I to Credit Agreement
                        ------------------------------

                                                                     SCHEDULE II

                         Material Agreements and Liens
                         -----------------------------

                   [See Sections 8.12, 9.06(b) and 9.07(c)]




                        Schedule II to Credit Agreement
                        -------------------------------

                                                                    SCHEDULE III

                         Subsidiaries and Investments
                         ----------------------------

                        [See Sections 8.15 and 9.08(a)]





                       Schedule III to Credit Agreement
                       --------------------------------

                                                                     SCHEDULE IV

                                 Real Property
                                 -------------

                              [See Section 8.18]





                        Schedule V to Credit Agreement
                        ------------------------------

                                                                      SCHEDULE V

                              Certain Litigation
                              ------------------

                              [See Section 8.03]





                               Credit Agreement
                               ----------------

                                                                     SCHEDULE VI

                       Certain Matters Relating to Taxes
                       ---------------------------------

                              [See Section 8.09]





                        Schedule VI to Credit Agreement
                        -------------------------------

                                                                    SCHEDULE VII

                        [Certain Environmental Matters]


                              [See Section 8.13]




                       Schedule VII to Credit Agreement
                       --------------------------------